As filed with the Securities and Exchange Commission on February 8, 2007

Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INLAND REAL ESTATE CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	36-3953261
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2901 Butterfield Road
Oak Brook, Illinois 60523
(630) 218-8000

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Beth Sprecher Brooks, Esq.
Vice President and General Counsel
Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, Illinois 60523
(630) 218-8000

(Name, address, including zip code, and telephone number, including area code, of Agent for Service)

Copies to:
Michael J. Choate
Shefsky & Froelich Ltd.
111 East Wacker Drive, Suite 2800
Chicago, Illinois 60601
(312) 836-4066

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
4.625% Convertible Senior Notes due 2026	$180,000,000	100%	$180,000,000	$19,260
Common Stock, $0.01 par value	10,000,008 shares(2)(3)	—	—	—	(4)

(1)              Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)              Represents the maximum number of shares of common stock that could be issuable upon conversion of the notes at the maximum rate of 55.5556 common shares per $1,000 principal amount of notes. Pursuant to Rule 416 of the Securities Act, this registration statement also covers any additional common shares that may be issued from time to time upon exchange of the notes as a result of the anti-dilution provisions of the notes.

(3)              In the event of a stock split, stock divided or similar transaction involving the common stock, the number of shares registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the Securities Act.

(4)             Pursuant to Rule 457(i) under the Securities Act, there is no filing fee payable with respect to the shares of common stock issuable upon conversion of the notes because no additional consideration will be received in connection with the exercise of the conversion right.

PROSPECTUS

Inland Real Estate Corporation

$180,000,000 Aggregate Principal Amount of 4.625% Convertible Senior Notes due 2026
and 10,000,008 Shares of Common Stock Issuable Upon Conversion of the Notes

On November 13, 2006, we issued and sold $180,000,000 aggregate principal amount of 4.625% convertible notes due 2026, at an issue price of $1,000 per note. This prospectus, and any accompanying prospectus supplements, will be used by selling securityholders named herein or in any supplement, to resell their notes and any shares of common stock issued upon conversion of their notes at any time at market prices or at privately negotiated prices. The selling securityholders may sell the notes or the common stock directly to purchasers or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions. We will not receive any proceeds from this offering.

•        Interest on the notes is payable on May 15 and November 15 of each year beginning May 15, 2007. The notes mature on November 15, 2026 unless repurchased, redeemed or converted in accordance with their terms prior to that date. We may not redeem the notes prior to the date on which they mature except to the extent necessary to preserve our status as a real estate investment trust. Following the occurrence of certain change in control transactions, you may require us to repurchase notes in whole or in part for cash at 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest (including additional interest, if any).

•        The notes are our senior unsecured obligations and rank equally in right of payment with all of our other senior unsecured indebtedness outstanding from time to time and are effectively subordinated to our secured indebtedness.

•        Holders may convert their notes into cash or a combination of cash and common stock, at our option, at any time on or after October 15, 2026, but prior to the close of business on the second business day immediately preceding November 15, 2026, and also following the occurrence of certain events described herein. Subject to the exceptions described herein, upon a conversion of notes we will deliver cash and shares of our common stock, if any, based on a daily conversion value calculated on a proportionate basis for each trading day of the relevant 30 trading day period. The current conversion rate for each $1,000 principal amount of notes is 48.2824 shares of our common stock, subject to adjustment under certain circumstances. This is equivalent to a conversion price of approximately $20.71 per share of common stock.

•        Our common stock is listed on the New York Stock Exchange under the symbol “IRC.” The last reported sale price of our common stock on the New York Stock Exchange on February 7, 2007 was $21.00 per share. The notes are not listed on any securities exchange or included in any automated quotation system. The notes are eligible for trading in the PORTAL Market™ of the National Association of Securities Dealers, Inc. However, any notes resold pursuant to this prospectus will no longer be eligible for the PORTAL™ Market.

You should consider carefully the risk factors beginning on page 7 of this prospectus as well as the risk factors relating to our business that are incorporated by reference in this prospectus before investing in the notes or the shares of common stock issuable upon conversion of the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 8, 2007

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You may rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information different from that contained in this prospectus or in any prospectus supplement. We will not make an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated herein or therein by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended. Under the shelf registration process, the selling securityholders may, from time to time, sell the offered securities described in this prospectus in one or more offerings. Additionally, under the shelf registration process, in certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more securityholders. We may also provide a prospectus supplement to add, update or change information contained in this prospectus.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”). For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the caption “Incorporation by Reference” in this prospectus.

AVAILABLE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy these reports, proxy statements and other information at the public reference facilities of the SEC, in Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). Our SEC filings and other information about us may also be obtained from our website at www.inlandrealestate.com, although the information on our website is not a part of this prospectus or any accompanying prospectus supplement.

Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the actual contract or document, each statement being qualified in all respects by that reference.

INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 001-32185), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•        Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the SEC on March 6, 2006, including the information specifically incorporated by reference into our Form 10-K from our definitive proxy statement for our 2005 Annual Meeting of Stockholders;

•        Definitive Proxy Statement filed with the SEC on April 28, 2006 in connection with our Annual Meeting of Stockholders held on June 22, 2006;

•        Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, filed with the SEC on May 10, 2006, August 8, 2006 and November 6, 2006, respectively;

•        Current Report on Form 8-K filed with the SEC on January 11, 2006;

•        Current Report on Form 8-K filed with the SEC on January 13, 2006;

•        Current Report on Form 8-K filed with the SEC on January 19, 2006;

•        Current Report on Form 8-K filed with the SEC on February 14, 2006 (with respect to the information filed pursuant to Item 8.01 only);

•        Current Report on Form 8-K filed with the SEC on February 21, 2006;

•        Current Report on Form 8-K filed with the SEC on March 20, 2006;

•        Current Report on Form 8-K filed with the SEC on April 4, 2006 (with respect to the information filed pursuant to Item 8.01 only);

•        Current Report on Form 8-K filed with the SEC on April 11, 2006;

•        Current Report on Form 8-K filed with the SEC on April 18, 2006;

•        Current Report on Form 8-K filed with the SEC on May 4, 2006;

•        Current Report on Form 8-K filed with the SEC on May 17, 2006;

•        Current Report on Form 8-K filed with the SEC on May 18, 2006 (with respect to the information filed pursuant to Item 8.01 only);

•        Current Report on Form 8-K filed with the SEC on June 20, 2006;

•        Current Report on Form 8-K filed with the SEC on July 18, 2006;

•        Current Report on Form 8-K filed with the SEC on August 18, 2006;

•        Current Report on Form 8-K filed with the SEC on September 7, 2006;

•        Current Report on Form 8-K filed with the SEC on September 19, 2006;

•        Current Report on Form 8-K filed with the SEC on October 10, 2006;

•        Current Report on Form 8-K filed with the SEC on October 18, 2006;

•        Current Reports on Form 8-K filed with the SEC on November 6, 2006;

•        Current Report on Form 8-K filed with the SEC on November 8, 2006;

•        Current Report on Form 8-K filed with the SEC on November 16, 2006;

•        Current Report on Form 8-K filed with the SEC on November 20, 2006;

•        Current Report on Form 8-K filed with the SEC on December 19, 2006;

•        Current Report on Form 8-K filed with the SEC on January 18, 2007; and

•        The description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-32185), filed with the SEC on May 17, 2004.

We are also incorporating by reference all other reports that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than current reports furnished under Item 2.02 or 7.01 of Form 8-K after the date of this prospectus and prior to the termination of this offering. Information included or incorporated by reference in this prospectus shall be deemed automatically updated and superseded if information contained in any document we subsequently file with the SEC after the date of this prospectus modifies or replaces the information included or incorporated by reference in this prospectus.

We will provide to each person to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to Inland Real Estate Corporation, Attention: Investor Relations, 2901 Butterfield Road, Oak Brook, Illinois 60523 (telephone (630) 218-8000). The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

In addition to historical information, we have made forward-looking statements in this prospectus and the documents incorporated by reference within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including those pertaining to anticipated closings of transactions and uses of proceeds and our capital resources, portfolio performance and results of operations. Forward-looking statements involve numerous risks and uncertainties and should not be relied upon as predictions of future events and there can be no assurance that the events or circumstances reflected in these statements will be achieved or will occur. You can identify forward-looking statements by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology, or by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and may be incapable of being realized.

The factors that could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements include those set forth in the risk factors incorporated by reference in this prospectus and any accompanying prospectus supplement from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements, which reflect only our management’s analysis. We assume no obligation to update forward-looking statements.

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SUMMARY

The information below is only a summary of more detailed information included elsewhere in this prospectus, any accompanying prospectus supplement or the documents incorporated herein by reference. This summary does not contain all the information that is important to you or that you should consider before investing in the notes and our common stock into which the notes, in certain circumstances, are convertible. As a result, you should carefully read this entire prospectus, any supplement and the information incorporated herein by reference.

As used in this prospectus, unless otherwise expressly stated or the context otherwise requires, all references to “we,” “us,” “our,” “ourselves,” “IRC” and the “Company” means Inland Real Estate Corporation, together with its consolidated subsidiaries.

Inland Real Estate Corporation

We are a self-administered real estate investment trust (“REIT”) incorporated under Maryland law. We own and operate “neighborhood retail centers” and “community centers,” all of which are located primarily within approximately 400 miles of our headquarters in Oak Brook, Illinois. We also own and acquire single-user retail properties located throughout the United States. As of September 30, 2006, we owned interests, directly or through our joint ventures, in 144 investment properties, comprised of:

•        89 neighborhood retail centers, each with gross leasable areas ranging from 5,000 to 150,000 square feet;

•        28 community centers, each with gross leasable areas in excess of 150,000 square feet; and

•        27 single-user retail properties.

Our primary business objective is to enhance the performance and value of our investment properties through management strategies that address the needs of an evolving retail marketplace. Our commitment to operating our centers efficiently and effectively is, we believe, a direct result of our expertise in the acquisition, development/redevelopment, either directly or through a joint venture, management and leasing of our properties.

Our business is not seasonal. We compete on the basis of rental rates, operating expenses and location with similar types of properties located in the vicinity of our investment properties. In addition, our tenants compete against other forms of retailing such as catalog companies and e-commerce websites that offer similar retail products. We have no real property investments located outside of the United States. We compete with numerous other properties in attracting tenants. We assess and measure operating results on an individual property basis. Because all of our investment properties exhibit highly similar economic characteristics, generally have tenants that offer products catering to the day-to-day living needs of individuals, and offer similar degrees of risk and opportunities for growth, the shopping centers have been aggregated and reported as one operating segment.

We have been a publicly traded company since 2004 and have paid distributions to our stockholders since our founding in 1994 on a quarterly basis for our first three quarters in existence and thereafter on a monthly basis for 135 consecutive months as of the date of this prospectus. Our common stock is traded on the New York Stock Exchange (the “NYSE”) under the ticker symbol “IRC.” Our principal executive offices are located at 2901 Butterfield Road, Oak Brook, Illinois 60523. Our telephone number is (630) 218-8000.

The Offering

This summary is not a complete description of the notes. You should read the full text of, and more specific details contained elsewhere in, this prospectus and any prospectus supplement. For a more detailed description of the notes, see the section entitled “Description of Notes” in this prospectus.

In this portion of the summary, the terms “we,” “us,” “our” and Inland Real Estate Corporation (“IRC”) refer only to IRC and not to any of our subsidiaries.

Issuer of Notes	Inland Real Estate Corporation.
Notes Offered	$180,000,000 aggregate principal amount of 4.625% Convertible Senior Notes due 2026.
Ranking of Notes

The notes are our senior unsecured obligations and rank equally in right of payment with all of our other senior unsecured indebtedness. The notes are effectively subordinated in right of payment to all of our secured indebtedness (to the extent of the collateral securing the indebtedness) and to all liabilities of our subsidiaries.

Interest	The notes bear interest at a rate of 4.625% per year. Interest is payable semi-annually in arrears on May 15 and November 15 of each year, beginning May 15, 2007.
Maturity	The notes mature on November 15, 2026 unless redeemed, repurchased or converted in accordance with their terms prior to this date.
Redemption of Notes at Our Option

Prior to November 21, 2011, we may not redeem the notes except to preserve our status as a real estate investment trust (a “REIT”) for U.S. federal income tax purposes. However, on or after November 21, 2011, we may redeem the notes in whole or in part, upon not less than 30 nor more than 60 days’ prior written notice to holders of the notes, for cash equal to 100% of the principal amount of the notes to be redeemed plus any accrued but unpaid interest (including additional interest, if any) to but excluding the redemption date.

Repurchase of Notes at Each Holder’s Option on Certain Dates

Holders of notes may require us to repurchase their notes in whole or in part on November 15, 2011, November 15, 2013, November 15, 2016 and November 15, 2021 for cash equal to 100% of the principal amount of the notes to be repurchased plus any accrued but unpaid interest (including additional interest, if any) to but excluding the repurchase date.

Repurchase of Notes at Each Holder’s Option Upon Certain Change in Control Transactions

If we undergo certain change in control transactions, holders of notes may require us to repurchase their notes in whole or in part for cash equal to 100% of the principal amount of the notes to be repurchased plus any accrued but unpaid interest (including additional interest, if any) accrued to but excluding the repurchase date.

Conversion Rights

Holders may convert their notes based on the applicable conversion rate (described below), at any time on or after October 15, 2026 but prior to the close of business on the second business day prior to the stated maturity date, and also under any of the following circumstances:

•   during any calendar quarter (and only during the calendar quarter), if, and only if, the closing sale price of our common stock for at least twenty trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than 130% of the conversion price per share of common stock in effect on the applicable trading day;

•   during the five consecutive trading day period following any five consecutive trading day period in which the trading price of the notes was less than 98% of the product of the closing sale price of our common stock multiplied by the applicable conversion rate;

• with respect to notes which have been called for redemption, at any time prior to the close of business on the third business day prior to the redemption date;
• upon the occurrence of specified transactions described under “Description of Notes—Conversion Rights—Conversion upon Specified Transactions” in this prospectus; or
• if our common stock ceases to be listed on a U.S. national or regional stock exchange.

By delivering to the holder cash and shares of our common stock, if any, we will satisfy all of our obligations with respect to the notes tendered for conversion. Accordingly, upon conversion of a note, accrued and unpaid interest will be deemed to be paid in full, rather than cancelled, extinguished or forfeited.

Conversion Rate

The initial conversion rate for each $1,000 principal amount of notes is 48.2824 shares of our common stock, payable in cash or, at our election, a combination of cash and shares of our common stock, as described under “Description of Notes—Conversion Settlement” in this prospectus. This is equivalent to an initial conversion price of approximately $20.71 per share of common stock. In addition, if certain change in control transactions occur prior to November 21, 2011 and a holder elects to convert notes in connection with a change in control transaction, we will increase the conversion rate in connection with the conversion by a number of additional shares of our common stock based on the date the change in control transaction becomes effective and the price paid per share of common stock in the change in control transaction, as described under “Description of Notes—Make Whole Upon Certain Change in Control Transactions” in this prospectus. The conversion rate may also be adjusted under certain other circumstances, including the payment of cash dividends in excess of $0.08 per share, but will not be adjusted for accrued and unpaid interest on the notes. We have recently increased the amount of our monthly dividend from $0.08 per share to $0.08167 per share. The increase will first be payable on April 17, 2007 to holders of record on April 2, 2007. See “Description of Notes—Conversion Rate Adjustments” in this prospectus.

Conversion Settlement

Upon a conversion of notes we will deliver cash or, at our election, a combination of cash and shares of our common stock, with an aggregate value determined in the manner set forth in this prospectus, which we refer to as the “conversion value,” as follows: (1) an amount in cash, which we refer to as the “principal return,” equal to the lesser of (a) the principal amount of the converted notes and (b) the conversion value, and (2) if the conversion value is greater than the principal return, an amount with a value equal to the difference between the conversion value and the principal return, which we refer to as the “net amount.” The net amount may be paid, at our option, in cash, shares of our common stock or a combination of cash and shares of our common stock. We refer to any cash delivered upon a conversion of notes as part of the net amount as the “net cash amount” and we refer to any shares of our common stock delivered upon a conversion of notes as the “net shares.” Any portion of the net amount that we elect to issue as net shares will be based on the sum of the daily share amounts (as defined in this prospectus), except that we will pay cash in lieu of any fractional shares of our common stock issuable as net shares based on the average price of our common stock over a certain period.

We will pay the principal return and amounts for fractional shares in cash, and deliver net shares or pay the net cash amount, as applicable, to holders upon a conversion of their notes no later than the third business day following the last trading day of the twenty consecutive trading-day period referred to above.

Restrictions on Ownership and Transfer

Our Fourth Articles of Amendment and Restatement, referred to herein as our “charter,” contains provisions which are intended, among other purposes, to help preserve our status as a REIT for federal income tax purposes.

If our board of directors determines that the direct or indirect ownership of shares of our capital stock has or may become concentrated to an extent that would prevent us from qualifying as a REIT, our charter permits us to redeem those shares. Similarly, our charter gives us the power to prevent any proposed transfer of shares of capital stock which would jeopardize our status as a REIT.

Notwithstanding any other provision of the notes, if our board of directors determines in good faith that the conversion by a holder of its notes into common stock would prevent us from qualifying as a REIT or would cause a holder of capital stock to exceed the ownership limit contained in our charter, we will elect not to issue shares of common stock to that holder upon conversion but will instead satisfy our obligation solely in cash. See “Restrictions on Transfer, Acquisition and Redemption of Shares.”

No Stockholder Rights for Holders of Notes	Holders of notes will not have any rights as stockholders (including, without limitation, voting rights and rights to receive dividends or other distributions on our common stock).
Registration Rights	We have agreed to keep a shelf registration statement relating to the notes and the shares of common stock issuable upon conversion of the notes effective until the earlier of:
• the date when all registrable securities have been effectively registered under the Securities Act and disposed of;
• the date when all registrable securities may be resold without restriction pursuant to Rule 144(k) under the Securities Act;
• the date on which the registrable securities have been sold pursuant to Rule 144; and
• the date on which the registrable securities cease to be outstanding.

If we fail to comply with specified obligations under the registration rights agreement, additional interest will be payable on the notes. See “Description of Notes—Registration Rights; Additional Interest.”

Trading

We have not applied, and do not intend to apply, to list the notes on any securities exchange or for quotation on any automated dealer quotation system. The notes issued and sold in the private placement are eligible for trading in the PORTAL Market™ of the National Association of Securities Dealers, Inc. Notes resold pursuant to this prospectus, however, will no longer be eligible for the PORTAL Market™. Our common stock is listed on the NYSE under the symbol “IRC.”

Use of Proceeds	The selling securityholders will receive all of the proceeds from the sale of any securities offered by this prospectus.
Book-Entry Form

The notes are issued in book-entry only form and are represented by one or more permanent global certificates deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company, commonly known as DTC. Beneficial interests in a global certificate representing the notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants. These interests may not be exchanged for certificated notes, except in limited circumstances described in “Description of Notes—Book-Entry System.”

Tax

The notes and common stock issuable upon conversion of the notes will be subject to special and complex U.S. federal income tax rules. Prospective investors are strongly urged to consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of purchasing, owning and disposing of the notes and common stock into which the notes, in certain circumstances, are convertible. See “U.S. Federal Income Tax Consequences” in this prospectus.

Risk Factors

You should read carefully the “Risk Factors” beginning on page 7 of this prospectus, as well as the risk factors relating to our business that are incorporated by reference in this prospectus and any accompanying prospectus supplement, for risks related to an investment in the notes and the common stock into which the notes may be convertible.

RISK FACTORS

You should carefully consider the risks described below, as well as the risks described in the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, before making a decision to invest in the notes and the common stock into which the notes, under certain circumstances, are convertible. These risks are not the only ones we face. Additional risks, not presently known, or that are currently deemed immaterial could also materially and adversely affect our business, financial condition, results of operations and prospects. The trading price of the notes and our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus, any accompanying prospectus supplement and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face described below, in any prospectus supplement or in the documents incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2005.

Risks Related to the Offering

The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.

The notes are our senior unsecured obligations and rank equally in right of payment with all of our other senior unsecured indebtedness. The notes are, however, effectively subordinated in right of payment to all of our secured indebtedness, including any secured indebtedness we may incur in the future, to the extent of the value of the collateral securing the secured indebtedness. As of September 30, 2006, we had approximately $13.7 million of outstanding secured indebtedness, excluding the debt of our subsidiaries. The indenture governing the notes does not prohibit us from incurring additional secured indebtedness. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures the indebtedness. Therefore, this collateral will not be available to satisfy any amounts owed under our unsecured indebtedness, including the notes, until the secured indebtedness is satisfied in full.

The notes also are effectively subordinated in right of payment to all unsecured and secured liabilities and preferred equity of our subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any subsidiary, the assets of the subsidiary will first be used to satisfy the prior claims of the subsidiary’s creditors, including trade creditors and preferred equity holders, before any amounts become available to the holders of the notes. As of September 30, 2006, the total balance sheet liabilities (excluding any intercompany debt, distributions payable, accrued expenses and other liabilities) and preferred equity of our consolidated subsidiaries was approximately $615.2 million. In addition, as of September 30, 2006, our share of the total liabilities (excluding any intercompany debt, distributions payable, accrued expenses and other liabilities) and preferred equity of the entities which we account for under the equity method of accounting was approximately $142.5 million. The indenture governing the notes does not prohibit our subsidiaries from incurring additional indebtedness or issuing preferred equity.

We may not have the cash necessary to pay the principal return and any net amount upon a conversion of notes or to repurchase the notes on specified dates or following certain change in control transactions.

Upon a conversion of notes in accordance with their terms, we will be required to pay the principal return of the notes in cash. In addition, there may be circumstances that prevent us from issuing shares of our common stock for all or any portion of any net amount deliverable upon a conversion of notes, thereby requiring us to satisfy our net amount obligation in cash. Holders of notes also have the right to require us to repurchase the notes for cash on November 15, 2011, November 15, 2013, November 15, 2016 and November 15, 2021 or upon the occurrence of certain change in control transactions. Any of our future debt agreements or securities may contain similar provisions. We may not have sufficient funds to pay the principal return and any net cash amount or make the required repurchase of notes, as the case may be, in cash at the applicable time and, in these circumstances, may not be able to arrange the necessary financing on favorable terms, if at all. In addition, our ability to pay the principal return and any net cash amount or make the required repurchase, as the case may be, may be limited by the terms of other debt agreements or securities. Failure to pay the principal return and any net cash amount or make the required repurchase, as the case may be, would constitute an event of default under the indenture governing the notes which, in turn, could constitute an event of default under other debt agreements or securities, thereby resulting in acceleration and required prepayment of this other debt and further restrict our ability to make payments on, or to repurchase, the notes.

There is currently no trading market for the notes, and an active liquid trading market for the notes may not develop or, if it develops, may not be maintained.

We issued and sold the notes to the initial purchasers in a private placement. The notes issued and sold in the private placement are eligible for the PORTAL Market™ of the National Association of Securities Dealers, Inc., a screen-based automated market for trading securities for qualified institutional buyers. Notes resold pursuant to this prospectus will, however, no longer be eligible for the PORTAL Market™. We do not intend to list the notes on any securities exchange or include them for quotation on any automated dealer quotation system. Although the initial purchasers have advised us that they intended to make a market in the notes, they are not obligated to do so and may discontinue any market-making activities at any time without notice. Accordingly, an active public trading market may not develop for the notes and, even if one develops, may not be maintained. If an active public trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes is likely to be adversely affected and holders may not be able to sell their notes at desired times and prices, if at all. If any of the notes are traded after their purchase, they may trade at a discount from their purchase price.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the market price of our common stock, prevailing interest rates, the financial condition, results of operations, business, prospects and credit quality of us and our subsidiaries, and other comparable entities, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control and others of which would not affect debt that is not convertible or exchangeable into capital stock. Historically, the market for convertible debt has been volatile. Market volatility could materially and adversely affect the notes, regardless of the financial condition, results of operations, business, prospects or credit quality of us and our subsidiaries.

The notes have a number of features that may adversely affect their value and trading prices, including conversion conditions and the lack of financial covenants. Furthermore, even if the conversion conditions are met, because the conversion value of the notes depends on the closing sale price of our common stock, a volatile or depressed market price for our common stock is likely to have a similar effect on the trading price of the notes. There can be no assurance that the closing sale price of our common stock will not have an adversely effect the trading price of the notes.

The notes do not contain any financial covenants; therefore, you will not have protection against adverse changes in our business.

The indenture for the notes does not contain any financial covenants, restrict our ability to repurchase our securities other than the notes in accordance with their terms, pay dividends or make restricted payments, or contain covenants or other provisions to afford holders protection in the event of a transaction that substantially increases the level of our indebtedness. Furthermore, the indenture contains only limited protections in the event of a change in control. We could engage in many types of transactions, such as acquisitions, refinancings or recapitalizations, that could substantially affect our capital structure and the value of the notes and our common stock but would not constitute a “change in control” permitting holders to require us to repurchase their notes under the indenture.

Holders of notes will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to our common stock.

Holders of notes, as such, are not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but holders of notes are subject to all changes affecting our common stock if and to the extent we satisfy the net amount in whole or in part in shares of our common stock. Holders of notes will be entitled to the rights afforded to our common stock only if and when our common stock is delivered to them upon a conversion of notes.

The price of our common stock may fluctuate significantly and may affect the trading price of the notes.

The market price of our common stock may fluctuate significantly in response to many factors, including:

•        actual or anticipated changes in operating results or business prospects;

•        changes in financial estimates by securities analysts;

•        an inability to meet or exceed securities analysts’ estimates or expectations;

•        conditions or trends in our industry or sector;

•        the performance of other shopping center REITs and related market valuations;

•        announcements by us or our competitors of significant acquisitions, strategic partnerships, divestitures, joint ventures or other strategic initiatives;

•        hedging or arbitrage trading activity in our common stock;

•        changes in interest rates;

•        capital commitments;

•        additions or departures of key personnel; and

•        future sales of our common stock or securities convertible into, or exchangeable or exercisable for, our common stock.

Because the conversion value of the notes is based upon the value of the shares of our common stock, volatility or depressed prices for our common stock could have a similar effect on the trading price of the notes and could limit the value of the cash or shares of our common stock, if any, that you would receive upon conversion of the notes. This may result in greater volatility in the trading price of the notes than would be expected for any non-convertible debt securities we may issue. Holders who receive any shares of our common stock upon conversion of their notes will also be subject to the risk of volatile and depressed market prices of our common stock. In addition, many of the factors listed above are beyond our control. These factors may cause the market price of our common stock to decline, regardless of our financial condition, results of operations, business or prospects. The market price of our common stock may decline in the future.

The conditional conversion feature of the notes may prevent a conversion of notes prior to October 15, 2026. We also have the right to deliver all cash upon a conversion of notes and holders may not receive any of our common stock upon conversion.

The notes are convertible on or after October 15, 2026 and also if the closing sale price of our common stock reaches a specified threshold over a specified time period, if the trading price of the notes is below a specified threshold for a specified time period, if our common stock is delisted from a U.S. national or regional securities exchange or if certain specified transactions or events occur and then only at prescribed times. In addition, the notes will be convertible if they have been called for redemption. See “Description of Notes—Conversion Rights” in this prospectus. If these conditions are not met, holders of notes will not be able to convert their notes prior to October 15, 2026 and therefore may not be able to receive the value of the consideration for which the notes would otherwise be convertible. In addition, even if these conditions are met, upon a conversion of notes, we are required to pay the principal return in cash and, to the extent any net amount exists, we may elect to pay the entire net amount in cash. As a result, we are not required to deliver any of our common stock upon a conversion of notes.

The premium payable on notes converted in connection with certain change in control transactions prior to November 21, 2011 may not adequately compensate holders for the lost option time value of their notes as a result of any change in control.

If certain transactions that constitute a change in control occur prior to November 21, 2011, under certain circumstances, we will increase the conversion rate by a number of additional shares of our common stock. This increased conversion rate will apply only to holders who convert their notes in connection with any of these certain transactions. The number of additional shares of our common stock will be determined based on the date on which the transaction becomes effective and the price paid per share of our common stock in the transaction, as described under “Description of Notes—Conversion Rate Adjustments—Make Whole Upon Certain Change in Control Transactions” in this prospectus. While the number of additional shares of our common stock is designed to compensate holders for the lost option time value of the notes as a result of the transaction, the amount of the premium payable is only an approximation of the lost value and may not adequately compensate holders for the loss. In addition, notwithstanding the foregoing, if the price paid per share of our common stock in the transaction is less than $18.00 or equal to or in excess of $27.00, the applicable conversion rate will not be increased. In no event will the number of shares of our common stock issuable upon a conversion of notes exceed 55.5556 per $1,000 principal amount of notes, subject to adjustment under certain circumstances, regardless of when the transaction becomes effective or the price paid per share of our common stock in the transaction.

The applicable conversion rate of the notes may not exceed 55.5556 shares of our common stock per $1,000 principal amount of notes and may not be adjusted for all dilutive events.

The applicable conversion rate of the notes may not exceed 55.5556 shares of our common stock per $1,000 principal amount of notes, subject to adjustment in certain cases. As a result, holders of the notes will not realize the benefits of an increase to the conversion rate otherwise described in this prospectus if the increase, together with previous increases, would result in the issuance of a number of shares of our common stock upon conversion in excess of the specified maximum amount.

The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, certain cash dividends on shares of our common stock in excess of $0.08 per share per month, the issuance of certain rights, options or warrants to holders of our common stock to acquire shares of our common stock or securities convertible into shares of our common stock, subdivisions or combinations of our common stock, certain distributions of assets, debt securities, capital stock or cash to holders of shares of our common stock and certain tender or exchange offers as described under “Description of Notes—

Conversion Rate Adjustments” in this prospectus. We have recently increased the amount of our monthly dividend from $0.08 per share to $0.08167 per share. The increase will first be payable on April 17, 2007 to holders of record on April 2, 2007. The conversion rate will not be adjusted for other events, such as an issuance of our common stock for cash at market value, that may adversely affect the trading price of the notes and our common stock. There can be no assurance that an event will not occur that is adverse to the interests of the holders of the notes and the value of the notes but does not result in an adjustment to the conversion rate.

The definition of a change in control requiring us to repurchase notes is limited and therefore the market price of the notes may decline if we enter into a transaction that is not a change in control under the indenture.

The term “change in control,” as used in the indenture governing the notes, is limited and does not include every event that might cause the market price of the notes to decline. The term “change in control” does not apply to transactions in which at least 90% of the consideration paid for our common stock, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in a merger or similar transaction is publicly traded common stock. In addition, we will not be required to repurchase notes upon a change in control if our stock price exceeds 105% of the conversion price during specified periods following the announcement date (for changes of control relating to acquisitions of capital stock) or the change in control date (for changes of control relating to mergers, consolidations or asset sales). As a result, our obligation to repurchase the notes upon a change in control may not preserve the value of the notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction. See “Description of Notes—Repurchase at Option of Holders upon a Change in Control.”

Upon conversion of the notes, holders may receive less consideration than expected because the value of our common stock may decline over the period in which the conversion value is determined.

The conversion value that holders will receive upon conversion of notes will be determined on the basis of the closing sale price of our common stock on the NYSE for each of the twenty consecutive trading days beginning on the third trading day following the date the notes are tendered for conversion. Accordingly, if the price of our common stock decreases after the conversion right is exercised, the conversion value will be adversely affected.

The net share settlement feature of the notes may have adverse consequences.

The net share settlement feature of the notes, as described under “Description of Notes—Conversion Rights” and “Description of Notes—Conversion Settlement” in this prospectus, may:

•        result in holders receiving no shares upon conversion or fewer shares relative to the conversion value of the notes;

•        reduce our liquidity because we will be required to pay the principal return in cash and the net amount, if any, may be paid, at our option, in cash as well;

•        delay holders’ receipt of the proceeds upon conversion; and

•        subject holders to market risk before receiving any shares upon conversion.

Restrictions on ownership and transfer in our charter may impair the ability of holders to convert notes for shares of our common stock.

Our charter contains provisions which are intended, among other purposes, to help preserve our status as a REIT for federal income tax purposes. If our board of directors determines that the direct or indirect ownership of shares of our capital stock has, or may, become concentrated to an extent that would prevent us from qualifying as a REIT, our charter permits us to redeem those shares at any time. Similarly, our charter grants us the power to prevent any proposed transfer of our capital stock if the transfer would jeopardize our status as a REIT. Our charter provides that, subject to certain exceptions, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code of 1986, as amended (the “Code”), more than 9.8% of the number of our outstanding shares or value of our outstanding capital stock as a result of his, her or its ownership of our capital stock. Notwithstanding any other provision of the notes, if our board of directors determines in good faith that the conversion by a holder of its notes into common stock would prevent us from qualifying as a REIT or would cause a holder of our capital stock (together with the holder’s affiliates) to exceed the ownership limit contained in our charter, we will elect not to issue shares of common stock to this holder upon conversion but will instead satisfy our obligation to this holder to pay the conversion value upon conversion, which includes the value of the notes in excess of the principal amount, solely in cash. See “Restrictions on Transfer, Acquisition and Redemption of Shares.”

U.S. Federal Income Tax Risks Related to the Notes

Certain of the possible adjustments to the conversion rate (or the failure to make certain adjustments to the conversion rate) may result in a deemed distribution from us to a holder of a note.

The conversion rate of the notes is subject to adjustment under certain circumstances. If certain of the possible adjustments to the conversion rate of the notes are made, a holder may be deemed to have received a distribution from us, which may be taxable. See “U.S. Federal Income Tax Consequences” in this prospectus.

The conversion of notes for cash and any of our common stock may be taxable for holders.

Upon any conversion of notes for cash and, at our election, any shares of our common stock, a U.S. holder may recognize gain or loss for federal income tax purposes. See “U.S. Federal Income Tax Consequences” in this prospectus.

We will withhold federal income tax from payments to non United States holders of notes in a redemption or conversion of notes for cash and any of our common stock.

We intend to withhold federal income tax from any amount paid to non-United States holders of notes in a redemption or conversion of notes for cash and any of our common stock, as applicable. We also may withhold federal income tax from any amount paid to non-United States holders with respect to deemed distributions from us that may result in connection with certain adjustments made to the conversion rate of the notes. See “U.S. Federal Income Tax Consequences” in this prospectus.

USE OF PROCEEDS

The selling securityholders will receive all of the proceeds from the sale under this prospectus of the notes and the common stock issuable upon conversion of the notes. We will not receive any proceeds from these sales.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

Nine Months Ended September 30,			Fiscal Year Ended December 31,
2006	2005		2005		2004		2003		2002		2001
2.02x	2.08	x	2.11	x	2.06	x	2.00	x	2.07	x	2.14	x

We compute our ratio of earnings to fixed charges by dividing earnings by fixed charges. Earnings for these purposes are equal to the sum of (a) pre-tax income from continuing operations before adjustments for minority interest in consolidated subsidiaries or income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees, and (e) pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges less (1) interest capitalized, (2) preference security dividend requirements of our consolidated subsidiaries, and (3) the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. The term “fixed charges” means the sum of (i) interest expensed and capitalized, (ii) amortized premiums, discounts and capitalized expenses related to indebtedness, (iii) an estimate of the interest within rental expense, and (iv) preference security dividend requirements of consolidated subsidiaries.

PRICE RANGE OF COMMON STOCK AND DISTRIBUTION POLICY

As of February 7, 2007, there were 6,213 stockholders of record of our common stock. On February 7, 2007, the closing sale price of our common stock, as reported on the NYSE, was $21.00 per share. Our shares have been listed on the NYSE since June 9, 2004 under the symbol “IRC.” Prior to June 9, 2004, trading in our shares took place on the electronic over the counter bulletin board market. Prices on the over the counter bulletin board market set forth below reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The following table sets forth, for the periods indicated, the high and low sales prices for our shares on the NYSE and the over the counter market.

For the Period:	High	Low
January 1, 2007 through February 7, 2007	$21.14	18.55

For the Quarter Ended
December 31, 2006	$19.88	17.10
September 30, 2006	18.18	14.50
June 30, 2006	16.40	12.70
March 31, 2006	16.63	14.11
December 31, 2005	$15.82	13.50
September 30, 2005	17.00	14.65
June 30, 2005	16.48	14.00
March 31, 2005	16.50	14.80
December 31, 2004	$15.95	14.45
September 30, 2004	14.95	12.73
June 30, 2004(a)	13.10	9.00
March 31, 2004(a)	12.00	8.50

(a)           Prior to June 9, 2004, our shares were traded on the over the counter bulletin board market. The high price from the quarter ended June 30, 2004 reflects the price as traded on the NYSE. The low price from this same period, and the high and low price for the three months ended March 31, 2004, reflects the price as traded on the over the counter bulletin board market.

Distributions

We pay distributions in amounts determined by our board of directors in its sole discretion. Our board considers numerous factors, including our cash flow, financial condition and capital requirements, REIT provisions of the Code and other factors. Under the Code, we are required to distribute at least 90% of our “REIT taxable income,” (determined without regard to any deduction for dividends paid and excluding any net capital gain) and 90% of the excess of any “net income from foreclosure property” over the tax imposed on such income under the Code, to our stockholders to qualify as a REIT. “REIT taxable income” is defined, generally, as taxable income without regard to the dividends-received deduction, after allowance for the deduction for any dividends-paid deduction (other than the portion thereof attributable to “net income from foreclosure property,” and excluding any “net income from foreclosure property” or any “net income from prohibited transactions”). Decisions with respect to the distribution of capital gains are made on a case-by-case basis. Distributions to the extent of our current and accumulated earnings and profits for federal income tax purposes are taxable to the recipient as either ordinary or capital gain distributions. Distributions in excess of these earnings and profits (calculated for federal income tax purposes) constitute a non-taxable return of capital rather than a distribution and reduce the recipient’s basis in the shares to the extent thereof, and thereafter as taxable gain. Distributions in excess of earnings and profits have the effect of deferring taxation of the amount of the distribution until the sale of the stockholder’s shares to the extent the distribution reduces the stockholder’s tax basis in the shares. See “U.S. Federal Income Tax Consequences—Taxation of Taxable United States Stockholders Generally—Distributions Generally.”

We have paid distributions to our stockholders since our founding in 1994 on a quarterly basis for our first three quarters in existence and thereafter on a monthly basis for 135 consecutive months through the date of this prospectus. However, we cannot assure that distributions will continue or be paid at any specified level. We have recently increased the amount of our monthly dividend from $0.08 per share to $0.08167 per share. The increase will first be payable on April 17, 2007 to holders of record on April 2, 2007. See “Description of Notes—Conversion Rate Adjustments” in this prospectus. Future distributions are determined by our board of directors. We expect to continue paying distributions to maintain our status as a REIT. We annually notify our stockholders of the taxability of distributions paid during the preceding year. For the years ended December 31, 2006 and 2005, our “REIT taxable income” was approximately $54.9 million and $60.9 million, respectively. We declared distributions to stockholders totaling approximately $64.6 million and approximately $64.2 million, or $0.96 and $0.95on an annual basis per share, for the years ended December 31, 2006 and 2005, respectively. The following table sets forth the taxability of distributions, on a per share basis, paid in the years 2006 and 2005:

	2006(a)	2005(b)
Ordinary income	$0.83	$0.86
Non-taxable return of capital	0.12	—
Unrecaptured Section 1250 gains	—	—
Long-term capital gains	0.01	0.02
Qualified dividends	0.02	—

(a)           The distribution declared on December 19, 2006, with a record date of January 2, 2007 and payment date of January 17, 2007, is reportable for tax purposes in 2007 and is not reflected in the 2006 tax allocation.

(b)          The distribution declared on December 20, 2005, with a record date of January 3, 2006 and payment date of January 17, 2006, is reportable for tax purposes in 2006 and is not reflected in the 2005 tax allocation.

DESCRIPTION OF NOTES

The following description summarizes certain terms and provisions of the notes, the indenture and the registration rights agreement that we entered into in connection with the initial private placement of the notes, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the notes, the indenture and the registration rights agreement, which are incorporated herein by reference. We will provide copies of these documents to you upon request.

Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the notes, the indenture or the registration rights agreement, as applicable, which are incorporated by reference herein and made a part of this prospectus. Unless otherwise expressly stated or the context otherwise requires, all references to “we,” “us,” “our,” “ourselves” or “IRC” shall mean Inland Real Estate Corporation, excluding our consolidated subsidiaries. Unless the context otherwise requires, the term “interest” includes additional interest, if any, due under the registration rights agreement.

General

The notes are a separate series of debt securities issued pursuant to the indenture, dated as of November 13, 2006, between us and LaSalle Bank, National Association, as trustee, which we refer to herein as the “indenture.”

The terms of the notes include those provisions contained in the notes and the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes are subject to all terms of the notes and the indenture, and holders of notes are referred to the notes, the indenture and the Trust Indenture Act for a statement thereof. Copies of the indenture and the form of the notes are available for inspection at the corporate trust office of the trustee, currently located at 135 S. LaSalle Street, Chicago, Illinois 60603.

The notes are a separate series of debt securities under the indenture, initially limited in aggregate principal amount to $180,000,000. The indenture does not limit the amount of debt securities that we may issue under the indenture, and we may, without the consent of the holders of the notes, reopen this series of notes and issue additional notes under the indenture in addition to the notes authorized as of the date of this prospectus on the same terms and conditions and with the same CUSIP number as the notes being offered hereby. The notes are our direct, unsecured obligations and rank equally in right of payment with all of our other senior unsecured indebtedness from time to time outstanding.

The notes are exclusively our obligations. Our subsidiaries hold substantially all of our assets, including all of our real property. Accordingly, our cash flow and ability to service debt, including the notes, depends on the earnings and amounts distributed to us by our consolidated subsidiaries, and distributions from our unconsolidated joint venture investments. The notes are effectively subordinated in right of payment to all existing and future indebtedness, guarantees and other liabilities of our subsidiaries. As of September 30, 2006, our consolidated subsidiaries had total long term liabilities of approximately $628.9 million (consisting entirely of mortgage indebtedness). In addition, each of our consolidated subsidiaries owning unencumbered real property has guaranteed amounts due under our $150 million unsecured credit facility. Our subsidiaries may also, from time to time, guarantee our other indebtedness. The notes are not guaranteed by any of our subsidiaries.

The notes are also effectively subordinated to any of our secured indebtedness with respect to any collateral pledged as security therefor.

Although the covenants applicable to us in our unsecured credit facility impose certain limitations on our ability to incur additional indebtedness, both we and our subsidiaries retain the ability to incur substantial additional secured and unsecured indebtedness.

The notes are issued only in fully registered, book-entry form, in denominations of $1,000 and integral multiples thereof, except under the limited circumstances described below under “—Book-Entry System” in this prospectus.

Holders may convert notes at the office of the conversion agent, present notes for registration of transfer at the office of the registrar for the notes and present notes for payment at maturity at the office of the paying agent. We have appointed the trustee as the initial conversion agent, registrar and paying agent for the notes.

If any interest payment date, stated maturity date, redemption date or repurchase date is not a business day, the payment otherwise required to be made on that date will be made on the next business day without any additional payment as a result of the delay. The term “business day” means, with respect to any note, any day, other than a Saturday, Sunday or any other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close. All payments will be made in U.S. dollars.

The terms of the notes provide that we are permitted to reduce interest payments and payments upon a redemption, repurchase or conversion of notes otherwise payable to a holder for any amounts we are required to withhold by law. For example, non-U.S. holders of notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the notes. Moreover, holders of convertible debt instruments, such as the notes, may, in certain circumstances, be deemed to have received distributions of stock if the conversion price of the instruments is adjusted even though the holders have not received any cash or property as a result of the adjustments. This deemed distribution (in the case of a non-U.S. holder) may be subject to a U.S. federal withholding tax. See “U.S. Federal Income Tax Consequences” in this prospectus. We will set-off any withholding tax that we are required to pay against payments of interest payable on the notes and payments upon a redemption, repurchase or conversion of notes.

We are not subject to any financial covenants under the indenture. In addition, the indenture does not restrict our ability to pay distributions, incur debt or issue or repurchase our securities.

The indenture does not contain any provisions that would necessarily protect holders of notes if we were involved in a highly leveraged transaction, reorganization, merger or other similar transaction that may adversely affect us or them. Furthermore, the notes contain certain features that could deter or discourage third-party acquisition proposals that could be beneficial to holders.

We or one of our affiliates may, to the extent permitted by applicable law, at any time purchase notes in the open market, by tender at any price or by private agreement. Any note purchased by us or our affiliates will be surrendered to the trustee for cancellation. Any notes surrendered for cancellation may not be reissued or resold and will be cancelled promptly.

Interest

Interest on the notes accrues at the rate of 4.625% per year from November 13, 2006 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semi-annually in arrears on May 15 and November 15 of each year, beginning May 15, 2007. The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the May 1 or November 1 (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. In addition, we may be required to pay additional interest on the notes as provided under “—Registration Rights; Additional Interest” below.

Upon a conversion of notes, accrued interest thereon will be deemed to be paid by delivery of the consideration due to the converting holder upon a conversion, except that holders of notes on a record date will be entitled to receive interest payable on the related interest payment date even if the notes are converted after the record date and on or prior to the interest payment date. However, unless we have called the notes for redemption on a redemption date, or scheduled a change of control repurchase date that falls after a record date for an interest payment date and on or prior to the related interest payment date, holders who surrender their notes for conversion after the record date and on or prior to the interest payment date must pay to the conversion agent upon conversion an amount in cash equal to the interest payable by us on the interest payment date. The foregoing sentence does not, however, apply to notes with overdue interest or additional interest at the time of the conversion, with respect to the overdue interest or additional interest, as applicable. No other payment or adjustment will be made for accrued interest on a converted note.

If we redeem the notes, or if a holder surrenders a note for repurchase by us in accordance with the terms of the note, we will pay accrued and unpaid interest (including additional interest, if any) to the holder that surrenders the note for redemption or repurchase, as the case may be. However, if an interest payment date falls on or prior to the redemption date or repurchase date for a note, we will pay the accrued and unpaid interest (including additional interest, if any) due on that interest payment date instead to the record holder of the note at the close of business on the related record date.

Maturity

The notes will mature on November 15, 2026 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless (1) earlier redeemed by us at our option or repurchased by us at a holder’s option at certain times as described under “—Our Redemption Rights,” “—Repurchase at Option of Holders on Certain Dates” or “—Repurchase at Option of Holders Upon a Change in Control” below or (2) converted at a holder’s option as permitted under “—Conversion Rights” below. The notes are not entitled to the benefits of, or subject to, any sinking fund.

Our Redemption Rights

We do not have the right to redeem any notes prior to November 21, 2011, except to preserve our status as a REIT. If, at any time, we determine it is necessary to redeem the notes in order to preserve our status as a REIT, we may redeem the notes, in whole or in part, for cash equal to 100% of the principal amount of the notes plus accrued but unpaid interest (including additional interest, if any) to, but excluding, the redemption date. In addition, on or after November 21, 2011, we will have the right to redeem the notes in whole or in part, at any time or from time to time, for cash equal to 100% of the principal amount of the notes to be redeemed plus accrued but unpaid interest (including additional interest, if any) to, but excluding, the redemption date. Written notice of redemption must be delivered to holders of the notes not less than 30 nor more than 60 days prior to the redemption date.

If the paying agent holds money sufficient to pay the redemption price due on a note on the redemption date in accordance with the terms of the indenture, then, on and after the redemption date, that note will cease to be outstanding and interest on that note will cease to accrue, whether or not the holder effects a book-entry transfer of that note or delivers that note to the paying agent. Thereafter, all other rights of the holder of that note terminate, other than the right to receive the redemption price and additional interest, if any, due on the redemption date.

If we decide to redeem the notes in part, the trustee will select the notes to be redeemed (in principal amounts of $1,000 and integral multiples thereof) on a pro rata basis or any other method it deems fair and appropriate or is required by the depositary for the notes. If the trustee selects a portion of a note for partial redemption and a holder converts a portion of the same note, the converted portion will be deemed to be from the portion selected for redemption.

In the event of any redemption of notes in part, we will not be required to:

•        issue or register the transfer or conversion of any note during a period beginning at the opening of business fifteen days before any selection of notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of notes to be so redeemed, or

•        register the transfer or conversion of any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

If the paying agent holds funds sufficient to pay the redemption price of the notes on the redemption date, then on and after that date:

•        the notes will cease to be outstanding;

•        interest on the notes will cease to accrue; and

•        all rights of holders of the notes will terminate except the right to receive the redemption price.

This will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

If we call notes for redemption, a holder may convert its notes only until the close of business on the third business day immediately preceding the redemption date, unless we fail to pay the redemption price. See “—Conversion Rights—Conversion upon Notice of Redemption” below.

Repurchase at Option of Holders on Certain Dates

Holders of notes may require us to repurchase their notes in whole or in part (in principal amounts of $1,000 and integral multiples thereof) on November 15, 2011, November 15, 2013, November 15, 2016, and November 15, 2021 for cash equal to 100% of the principal amount of the notes to be repurchased plus accrued but unpaid interest (including additional interest, if any) to, but excluding, the repurchase date. To exercise its repurchase right, a holder must deliver a written repurchase notice to the paying agent, which initially is the trustee, during the period beginning at any time from the opening of business on the date that is twenty business days prior to the repurchase date until the close of business on the third business day prior to the repurchase date. Our repurchase obligation will be subject to certain additional conditions.

On or before the twentieth business day prior to each repurchase date, we will provide to the trustee, any paying agent and to all holders of the notes, and to beneficial owners as required by applicable law, a notice stating, among other things:

•        the repurchase price;

•        the name and address of the trustee and any paying agent;

•        that notes with respect to which the holder has delivered a repurchase notice may be converted, if otherwise convertible, only if the holder withdraws the repurchase notice in accordance with the terms of the indenture; and

•        the procedures that holders must follow to require us to repurchase their notes.

We will also disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing the information specified in the notice or publish that information in the Wall Street Journal or another newspaper of general circulation in The City of New York or on our website, or through other public medium as we deem appropriate at that time.

A holder’s notice electing to require us to repurchase notes must specify:

•        if the notes are in certificated form, the certificate number(s) of the notes to be repurchased;

•        the principal amount of notes to be repurchased, in integral multiples of $1,000, provided that the remaining principal amount of notes is in an authorized denomination; and

•        that the notes are to be repurchased by us pursuant to the applicable provisions of the indenture and the notes.

Holders may withdraw any repurchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the third business day prior to the repurchase date. If a holder of notes delivers a repurchase notice, it may not thereafter surrender the notes for conversion unless the repurchase notice is withdrawn as permitted below. The notice of withdrawal must specify:

•        the name of the holder;

•        the principal amount of notes in respect of which the repurchase notice is being withdrawn, which must be an integral multiple of $1,000;

•        if the notes subject to the withdrawal notice are in certificated form, the certificate number(s) of all notes subject to the withdrawal notice; and

•        the principal amount of notes, if any, that remains subject to the repurchase notice, which must be an integral multiple of $1,000.

If the notes are in book-entry form, the above notices must also comply with all applicable procedures of The Depository Trust Company, or “DTC.”

Holders electing to require us to repurchase notes must either effect book-entry transfer of notes in book-entry form in compliance with all applicable DTC procedures or deliver the notes in certificated form, together with necessary endorsements, to the paying agent prior to the repurchase date to receive payment of the repurchase price on the repurchase date. We will pay the repurchase price within two business days after the later of the repurchase date or the time of the transfer or delivery of the notes.

If the paying agent holds funds sufficient to pay the repurchase price of the notes on the repurchase date, then on and after that date:

•        the notes will cease to be outstanding;

•        interest on the notes will cease to accrue; and

•        all rights of holders of the notes will terminate except the right to receive the repurchase price.

This will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

No notes may be repurchased by us at the option of the holders thereof if there has occurred and is continuing an event of default with respect to the notes (other than a default in the payment of the repurchase price for those notes). In addition, we may also be unable to repurchase the notes in accordance with their terms. See “Risk Factors—Risks Related to the Offering—We may not have the cash necessary to pay the principal return and any net amount upon a conversion of notes or to repurchase the notes on specified dates or following certain change in control transactions” in this prospectus.

To the extent legally required in connection with a repurchase of notes, we will comply with the provisions of Rule 13e-4 and other tender offer rules under the Exchange Act then applicable, if any, and will file a Schedule TO or any other schedule required under the Exchange Act.

Repurchase at Option of Holders upon a Change in Control

If a change in control occurs at any time, holders of notes may require us to repurchase their notes in whole or in part for cash equal to 100% of the principal amount of the notes to be repurchased plus unpaid interest (including additional interest, if any) accrued to the repurchase date.

Within twenty days after the occurrence of a change in control, we are obligated to give to the holders of the notes notice of the change in control and of the repurchase right arising as a result of the change in control and the repurchase date (which may be no earlier than fifteen days and no later than 45 days after the date of the notice). We must also deliver a copy of this notice to the trustee. We will also disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News announcing the occurrence of the change in control or publish that information in the Wall Street Journal or another newspaper of general circulation in The City of New York, or on our website, or through other public medium as we deem appropriate at that time.

To exercise its repurchase right, a holder of notes must deliver to the trustee prior to the close of business on the third business day prior to the repurchase date written notice of the holder’s exercise of its repurchase right. The notice must state:

•        if the notes are in certificated form, the certificate number(s) of the notes to be repurchased;

•        the portion of the principal amount of notes to be repurchased, in multiples of $1,000, provided that the remaining principal amount of notes is in an authorized denomination; and

•        that the notes are to be repurchased by us pursuant to the applicable provisions of the notes.

Holders may withdraw any repurchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the third business day prior to the repurchase date. If a holder of notes delivers a repurchase notice, it may not thereafter surrender the notes for conversion unless the repurchase notice is withdrawn as permitted below. The notice of withdrawal must specify:

•        the name of the holder;

•        the principal amount of notes in respect of which the repurchase notice is being withdrawn, which must be an integral multiple of $1,000;

•        if the notes subject to the withdrawal notice are in certificated form, the certificate number(s) of all notes subject to the withdrawal notice; and

•        the principal amount of notes, if any, that remains subject to the repurchase notice, which must be an integral multiple of $1,000.

If the notes are in book-entry form, the above notices must comply with all the applicable procedures of DTC.

Holders electing to require us to repurchase notes must either effect book-entry transfer of notes in book-entry form in compliance with all applicable DTC procedures or deliver the notes in certificated form, together with necessary endorsements, to the paying agent prior to the repurchase date to receive payment of the repurchase price on the repurchase date. We will pay the repurchase price within two business days after the later of the repurchase date or the time of the transfer or delivery of the notes.

If the paying agent holds funds sufficient to pay the repurchase price of the notes on the repurchase date, then on and after that date:

•        the notes will cease to be outstanding;

•        interest on the notes will cease to accrue; and

•        all rights of holders of the notes will terminate except the right to receive the repurchase price.

This will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

A “change in control” will be deemed to have occurred at the time that any of the following occurs:

•        consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to our common stock, a liquidation, consolidation, recapitalization, reclassification, combination or merger of IRC or a sale, lease or other transfer of all or substantially all of the consolidated assets of IRC) or a series of related transactions or events pursuant to which all of our outstanding shares of our common stock are exchanged for, converted into or constitute solely the right to receive cash, securities or other property;

•        any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than IRC, any of our majority-owned subsidiaries, any of our subsidiaries’ employee benefit plans or the Inland Group, Inc. or its affiliates, is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of our shares of capital stock then outstanding entitled to vote generally in elections of directors;

•        during any period of twelve consecutive months after the date of original issuance of the notes, persons who at the beginning of the twelve-month period constituted our board of directors, together with any new persons whose election was approved by a vote of a majority of the persons then still comprising our board of directors who were either members of our board of directors at the beginning of this period or whose election, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of our board of directors;

•        our common stock (or other common stock or securities into which the notes are then convertible) ceases to be listed on a U.S. national or regional securities exchange; or

•        our stockholders approve any plan or proposal for our liquidation.

However, even if any of the events specified in the first three preceding bullet points have occurred, except as indicated below, a “change in control” will not be deemed to have occurred if either:

(A)       the closing sale price of our common stock for any five trading days within (1) the period of ten consecutive trading days ending immediately after the later of the change in control or the public announcement of the change in control, in the case of a change in control relating to an acquisition of capital stock, or (2) the period of ten consecutive trading days ending immediately after the change in control, in the case of a change in control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the conversion price applicable to the notes on each of those trading days; provided, however, that the exception to the definition of “change in control” specified in this clause (A) will not apply in the context of a “change in control” as described under “—Conversion Rights—Conversion Upon Specified Transactions” or “—Make Whole Upon Certain Change in Control Transactions” below; or

(B)        at least 90% of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger, consolidation or other transaction otherwise constituting a change in control consists of shares of common stock (or depositary receipts or other certificates representing common equity interests) traded on a national securities exchange or an established automated over-the-counter trading market in the United States (or will be so traded or quoted immediately following the merger, consolidation or other transaction) and as a result of the merger, consolidation or other transaction the notes become convertible into shares of common stock (or depositary receipts or other certificates representing common equity interests).

For purposes of these provisions, “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

The definition of “change in control” includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of our consolidated assets may be uncertain.

No notes may be repurchased by us at the option of the holders thereof if there has occurred and is continuing an event of default with respect to the notes (other than a default in the payment of the repurchase price for those notes). In addition, we may also be unable to repurchase the notes in accordance with their terms. See “Risk Factors—Risks Related to the Offering—We may not have the cash necessary to pay the principal return and any net amount upon a conversion of notes or to repurchase the notes on specified dates or following certain change in control transactions” in this prospectus.

To the extent legally required in connection with a repurchase of notes, we will comply with the provisions of Rule 13e-4 and other tender offer rules under the Exchange Act then applicable, if any, and will file a Schedule TO or any other required schedule under the Exchange Act.

No Stockholder Rights for Holders of Notes

Holders of notes, as such, do not have any rights as stockholders of IRC (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock).

Conversion Rights

Subject to the restrictions on ownership of our common stock and the conditions described below, holders may convert their notes for cash or a combination of cash and common stock, at our option, initially at an applicable conversion rate of 48.2824 shares of our common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $20.71 per share of common stock). The conversion rate and the equivalent conversion price in effect at any given time are referred to in this prospectus as the “conversion rate” and the “conversion price,” respectively, and will be subject to adjustment as described herein. The conversion rate, as adjusted in the manner described under “—Conversion Rate Adjustments” is referred to in this prospectus as the “applicable conversion rate.”

Upon conversion of a note, a holder will not receive any cash payment of interest (unless the conversion occurs after a record date and on or prior to the interest payment date to which it relates) and we will not adjust the conversion rate to account for accrued and unpaid interest. Our delivery to the holder of cash and, if applicable, common stock, if any, will be deemed to satisfy all of our obligations with respect to notes tendered for conversion. Accordingly, upon a conversion of notes, any accrued but unpaid interest will be deemed to be paid in full, rather than cancelled, extinguished or forfeited.

Holders of notes at the close of business on a record date for an interest payment will receive payment of interest payable on the corresponding interest payment date notwithstanding the conversion of the notes at any time after the close of business on the applicable regular record date. Notes tendered for conversion by a holder after the close of business on any record date for an interest payment and on or prior to the corresponding interest payment date must be accompanied by payment of an amount equal to the interest that the holder is to receive on the notes; provided, however, that no payment will be required to be made (1) if we have specified a redemption date that is after the record date and on or prior to the interest payment date, (2) if we have scheduled a change in control repurchase date that is after the record date and on or prior to the interest payment date or (3) with respect to overdue interest (including additional interest), if any overdue interest exists at the time of conversion with respect to the notes.

If a holder converts notes and we elect to deliver a combination of cash and common stock, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of common stock upon the conversion, if any, unless the tax is due because the holder requests the shares to be issued or delivered to a person other than the holder, in which case the holder will be required to pay that tax prior to receipt of the common stock.

To convert a note held in book-entry form, a holder must convert by book-entry transfer to the conversion agent through the facilities of DTC and the conversion notice must comply with all applicable DTC procedures. To convert a note held in certificated form, a holder must:

•        complete and manually sign a conversion notice, a form of which is on the back of the note, and deliver the conversion notice to the conversion agent;

•        surrender the note to the conversion agent;

•        if required by the conversion agent, furnish appropriate endorsement and transfer documents; and

•        pay all required transfer or similar taxes.

If a holder has already delivered a repurchase notice as described above under either “—Repurchase at Option of Holders on Certain Dates” or “—Repurchase at Option of Holders upon a Change in Control” above, with respect to a note, that holder may not tender that note for conversion until the holder has properly withdrawn the repurchase notice.

Upon surrender of a note for conversion, the holder must deliver to us cash equal to the amount that we are required to deduct and withhold under applicable law in connection with the conversion; provided, however, that if the holder does not deliver the cash, we may deduct and withhold from the consideration, otherwise deliverable to the holder, the amount required to be deducted and withheld under applicable law.

Holders may surrender their notes for conversion for cash or a combination of cash and common stock, at our option, at the applicable conversion rate, at any time on or after October 15, 2026, but prior to the close of business on the second business day immediately preceding the stated maturity date, and also under any of the following circumstances:

•        during any calendar quarter (and only during the calendar quarter) if, and only if, the closing sale price of our common stock for at least twenty trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 130% of the conversion price per share of our common stock in effect on the applicable trading day;

•        during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price of the notes was less than 98% of the product of the closing sale price of our common stock multiplied by the applicable conversion rate;

•        if those notes have been called for redemption, at any time prior to the close of business on the third business day prior to the redemption date;

•        during prescribed periods upon the occurrence of specified transactions discussed below; or

•        if our common stock ceases to be listed on a U.S. national or regional securities exchange.

“Closing sale price” of our common stock or other capital stock or similar equity interests or other publicly traded securities on any trading day means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on the date as reported on the principal U.S. national or regional securities exchange on which our common stock or other capital stock or similar equity interests or other publicly traded securities are listed or, if our common stock or other capital stock or similar equity interests or other publicly traded securities are not listed on a U.S. national or regional securities exchange, as reported on an established over-the-counter trading market in the United States. The closing sale price will be determined without regard to after-hours trading or extended market making. In the absence of the foregoing, we will determine the closing sale price on this basis as we consider appropriate.

“Trading day” means a day during which trading in securities generally occurs on the NYSE or, if our common stock is not then listed on the NYSE, on the principal other United States national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a United States national or regional securities exchange, in the principal other market on which our common stock is then traded. A “trading day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

Conversion upon Satisfaction of Market Price Condition

A holder may surrender any of its notes for conversion during any calendar quarter (and only during the calendar quarter) if, and only if, the closing sale price of our common stock for at least twenty trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 130% of the conversion price per share of our common stock in effect on the applicable trading day.

Conversion upon Satisfaction of Trading Price Condition

A holder may surrender any of its notes for conversion during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price per $1,000 principal amount of notes (as determined following a reasonable request by a holder of the notes) was less than 98% of the product of the closing sale price of our common stock multiplied by the applicable conversion rate.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of notes obtained by the trustee for a $1,000,000 principal amount of notes at approximately 3:30 p.m., New York City time, on the determination date from two independent nationally recognized securities dealers we select, which may include the initial purchasers; provided that if at least two bids cannot reasonably be obtained by the trustee, but one bid can reasonably be obtained by the trustee, then one bid will be used. If the trustee cannot reasonably obtain at least one bid for a $1,000,000 principal amount of notes from a nationally recognized securities dealer or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the closing sale price of our common stock and the applicable conversion rate on the determination date.

The trustee will have no obligation to determine the trading price of the notes unless we have requested the determination, and we will have no obligation to make the request unless a holder provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the closing sale price of our common stock and the applicable conversion rate, whereupon we are required to instruct the trustee to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price is greater than or equal to 98% of the product of the closing sale price of our common stock and the applicable conversion rate.

Conversion upon Notice of Redemption

A holder may surrender for conversion any of the notes called for redemption at any time prior to the close of business on the third business day prior to the redemption date, even if the notes are not otherwise convertible at that time. The right to convert notes will expire at that time, unless we default in making the payment due upon redemption. A holder may convert fewer than all of its notes so long as the notes converted are an integral multiple of $1,000 principal amount and the remaining principal amount of notes is in an authorized denomination. However, if a holder has already delivered a repurchase notice with respect to a note, a holder may not surrender that note for conversion until it has withdrawn the notice in accordance with the terms of the notes.

Conversion upon Specified Transactions

If we elect to:

•        distribute to all holders of our common stock certain rights entitling them to purchase, for a period expiring within 45 days, shares of our common stock at less than the closing sale price of our common stock on the trading day immediately preceding the declaration date of the distribution, or

•        distribute to all holders of our common stock assets, debt securities or certain rights to purchase our securities, which distribution has a per share value exceeding 15% of the average closing sale prices of our common stock on the five consecutive trading days ending on the date immediately preceding the declaration date of the distribution, we must notify the holders of notes at least twenty days prior to the ex-dividend date for the distribution. Once we have given that notice, holders may surrender their notes for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date or an announcement that the distribution will not take place; provided, however, that a holder may not exercise this right to convert if the holder may participate, on an as-converted basis, in the distribution without conversion of the notes. The “ex-dividend date” is the first date upon which a sale of our common stock does not automatically transfer the right to receive the relevant distribution from the seller of the shares of our common stock to its buyer.

In addition, if we are a party to a consolidation, merger or binding share exchange pursuant to which all of our common stock would be exchanged for cash, securities or other property that is not otherwise a “change in control,” a holder may surrender its notes for conversion at any time from and including the date that is fifteen business days prior to the anticipated effective time of the transaction up to and including five business days after the actual date of the transaction. We will notify holders as promptly as practicable following the date we publicly announce the transaction (but in no event less than fifteen business days prior to the anticipated effective time of the transaction).

If a change in control occurs as a result of a transaction described in any of the first four bullets of the definition of change in control (as set forth under “—Repurchase at Option of Holders Upon a Change in Control”), a holder will have the right to convert its notes at any time from and including the effective date of the transaction up to and including the 30th business day following the effective date of the transaction, subject to expiration of a holder’s conversion right with respect to any notes submitted for repurchase. We will notify holders as promptly as practicable following the date we publicly announce the change in control (but in no event later than five business days prior to the effective date of the change in control).

If we are a party to a consolidation, merger or binding share exchange pursuant to which all shares of our common stock are exchanged for cash, securities or other property, then at the effective time of the transaction any conversion of notes and the conversion value will be based on the kind and amount of cash, securities or other property that a holder of notes would have received if the holder had converted its notes into our common stock immediately prior to the effective time of the transaction. For purposes of the foregoing, where a consolidation, merger or binding share exchange involves a transaction that causes our common stock to be converted into the right to receive more than a single type of consideration based upon any form of stockholder election, the consideration will be deemed to be the weighted average of the types and amounts of consideration received by stockholders that affirmatively make an election in the transaction. If a change in control occurs as a result of a transaction described in the first four bullets of the definition thereof, we will adjust the conversion rate for notes tendered for conversion in connection with the transaction, as described below under “—Make Whole Upon Certain Change in Control Transactions.”

Conversion upon Termination of Listing

If our common stock ceases to be listed on a U.S. national or regional securities exchange, we must give notice to the holders within five days following the delisting. Holders may surrender their notes for conversion at any time from the date our common stock was delisted until the close of business on the 30th business day after the date of delisting.

Conversion Settlement

Upon a conversion of notes, we will deliver, in respect of each $1,000 principal amount of notes tendered for conversion in accordance with their terms:

•        cash in an amount (the “principal return”) equal to the lesser of (a) the principal amount of notes surrendered for conversion and (b) the conversion value; and

•        if the conversion value is greater than the principal return, an amount (the “net amount”) in cash or shares of our common stock with an aggregate value equal to the difference between the conversion value and the principal return.

We may elect to deliver any portion of the net amount in cash (which we refer to as the “net cash amount”) or in shares of our common stock, and any portion of the net amount we elect to deliver in shares of our common stock (the “net shares”) will be the sum of the daily share amounts (calculated as described below) for each trading day during the applicable conversion period. Prior to the close of business on the second trading day following the date on which notes are tendered for conversion, we will inform holders of the notes of our election to pay cash for all or a portion of the net amount and, if applicable, the portion of the net amount that will be paid in cash and the portion that will be delivered in the form of net shares.

We will deliver cash in lieu of any fractional shares of our common stock issuable in connection with payment of the net shares based upon the average price.

The “conversion value” for each $1,000 principal amount of notes is equal to the average of the daily conversion values, as defined below, for each of the twenty consecutive days in the applicable conversion period.

The “daily conversion value” means, with respect to any trading day, the product of (1) the applicable conversion rate and (2) the closing sale price of our common stock on that trading day. The “applicable conversion rate,” as of any trading day, means the conversion rate in effect on that date, after giving effect to any adjustment provided for under “—Conversion Rate Adjustments” or “—Make Whole Upon Certain Change in Control Transactions.”

The “applicable conversion period” means the twenty consecutive trading-day period commencing on the third trading day following the date the notes are tendered for conversion.

The “average price” is equal to the average of the closing sale prices of our common stock for each trading day in the applicable conversion period.

The “daily share amount” for each $1,000 principal amount of notes and each trading day in the applicable conversion period is equal to the greater of:

•        zero; and

•        a number of shares of our common stock determined by the following formula:

(	closing sale price per share of our common stock on that trading day	×	applicable conversion rate	)	-	($1,000 + net cash amount, if any)
20 × closing sale price per share of our common stock on that trading day

The conversion value, principal return, net amount and the number of net shares, as applicable, will be determined by us promptly after the end of the applicable conversion period. We will pay the principal return and cash in lieu of fractional shares, and deliver net shares or pay the net cash amount, as applicable, no later than the third business day following the last trading day of the applicable conversion period.

Conversion Rate Adjustments

The conversion rate will be adjusted from time to time as follows:

(1)   If we issue common stock as a dividend or distribution on our common stock to all holders of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0

where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for the dividend or distribution, or the effective date of the share split or share combination;

CR1 = the new conversion rate in effect immediately after the ex-dividend date for the dividend or distribution, or the effective date of the share split or share combination;

OS0 = the number of shares of our common stock outstanding immediately prior to the ex-dividend date for the dividend or distribution, or the effective date of the share split or share combination;

OS1 = the number of shares of our common stock outstanding immediately after the ex-dividend date for the dividend or distribution, as if the dividend or distribution occurred at that time, or the effective date of the share split or share combination.

If any dividend or distribution described in this paragraph (1) is declared but not so paid or made, the new conversion rate will be readjusted to the conversion rate that would then be in effect if the dividend or distribution had not been declared.

(2)   If we issue to all holders of our common stock any rights, warrants, options or other securities entitling them for a period of not more than 45 days after the date of issuance thereof to subscribe for, or purchase, shares of our common stock, or issue to all holders of our common stock securities convertible into shares of our common stock for a period of not more than 45 days after the date of issuance thereof, in either case at an exercise price per share of our common stock or a conversion price per share of our common stock less than the closing sale price of our common stock on the business day immediately preceding the time of announcement of the issuance, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	(OS0+X)
(OS0+Y)

where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for the distribution;

CR1 = the new conversion rate in effect immediately after the ex-dividend date for the distribution;

OS0 = the number of shares of our common stock outstanding immediately prior to the ex-dividend date for the distribution;

X = the total number of shares of our common stock issuable pursuant to the rights, warrants, options, other securities or convertible securities;

Y = the number of shares of our common stock equal to the quotient of (A) the aggregate price payable to exercise the rights, warrants, options, other securities or convertible securities divided by (B) the average of the closing sale prices of our common stock for the ten consecutive trading days ending on the business day immediately preceding the date of announcement for the issuance of the rights, warrants, options, other securities or convertible securities.

For purposes of this paragraph (2), in determining whether any rights, warrants, options, other securities or convertible securities entitle the holders to subscribe for or purchase, or exercise a conversion right for, shares of our common stock at less than the applicable closing sale price of our common stock, and in determining the aggregate exercise or conversion price payable for our common stock, we will take into account any consideration received by us for the rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of the consideration, if other than cash, to be determined by our board of directors. If any right, warrant, option, other security or convertible security described in this paragraph (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new conversion rate will be readjusted to the conversion rate that would then be in effect if the right, warrant, option, other security or convertible security had not been so issued.

(3)   If we distribute shares of our capital stock, evidences of indebtedness or other assets or property to all holders of our common stock, excluding:

(A)  dividends, distributions, rights, warrants, options, other securities or convertible securities referred to in paragraph (1) or (2) above;

(B)   dividends or distributions paid exclusively in cash; and

(C)   Spin-Offs described below in this paragraph (3),

then the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	SP0
SP0 - FMV

where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for the distribution;

CR1 = the new conversion rate in effect immediately after the ex-dividend date for the distribution;

SP0 = the average of the closing sale prices of our common stock for the ten consecutive trading days prior to the business day immediately preceding the earlier of the record date or the ex-dividend date for the distribution; and

FMV = the fair market value (as determined in good faith by our board of directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the earlier of the record date or the ex-dividend date for the distribution.

An adjustment to the conversion rate made pursuant to the immediately preceding paragraph will become effective on the day immediately after the date fixed for determining the holders of our common stock entitled to receive the distribution.

If we distribute to all holders of our common stock, capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other of our business units (a “Spin-Off”), the conversion rate in effect immediately before the close of business on the date fixed for determination of holders of our common stock entitled to receive the distribution will be adjusted based on the following formula:

CR1 = CR0 ×	(FMV+MP0)
MP0

where

CR0 = the conversion rate in effect immediately prior to the tenth trading day immediately following and including the effective date of the Spin-Off;

CR1 = the new conversion rate immediately after the tenth trading day immediately following, and including, the effective date of the Spin-Off;

FMV = the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first ten consecutive trading days after the effective date of the Spin-Off; and

MP0 = the average of the closing sale price of our common stock over the first ten consecutive trading days after the effective date of the Spin-Off.

Any adjustment to the conversion rate made pursuant to the immediately preceding paragraph will occur on the eleventh trading day from and including the effective date of the Spin-Off. If any dividend or distribution described in this paragraph (3) is declared but not paid or made, the conversion rate will revert to the conversion rate that would then be in effect if the dividend or distribution had not been declared.

(4)If we pay any cash dividend or distribution in respect of any month (without regard to when paid) to all holders of our common stock in an aggregate amount that, together with other cash dividends or distributions made in respect of that month, exceeds $0.08 (the “Reference Dividend”) per share, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	SP0
SP0 - C

where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for the distribution;

CR1 = the new conversion rate immediately after the ex-dividend date for the distribution;

SP0 = the average of the closing sale prices of our common stock for the ten consecutive trading days ending on the trading day prior to the business day immediately preceding the earlier of the record date or the day prior to the ex-dividend date for the distribution; and

C = the amount in cash per share that we distribute to holders of our common stock in respect of that month that exceeds the Reference Dividend.

If any dividend or distribution described in this paragraph (4) is declared but not so paid or made, the new conversion rate will be readjusted to the conversion rate that would then be in effect if the dividend or distribution had not been declared.

The Reference Dividend will be subject to adjustment on account of any of the events set forth in paragraphs (1), (2) and (3) above and paragraph (5) below. Any adjustment will be effected by multiplying the Reference Dividend by a fraction, the numerator of which will equal the conversion rate in effect immediately prior to the adjustment on account of the event and the denominator of which will equal the conversion rate as adjusted. The Reference Dividend will also be appropriately adjusted to take into account any changes in the frequency of payment of our regular dividend. We have recently increased the amount of our monthly dividend from $0.08 per share to $0.08167 per share. The increase will first be payable on April 17, 2007 to holders of record on April 2, 2007.

(5)   If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the closing sale price of a share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to the tender or exchange offer (the “Expiration Time”), the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	(AC + (SP1 × OS1))
(SP1 × OS0)

where

CR0 = the conversion rate in effect immediately prior to the date the tender or exchange offer expires;

CR1 = the new conversion rate immediately following the date the tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for our common stock purchased in the tender or exchange offer;

OS0 = the number of shares of our common stock outstanding immediately prior to the date the tender or exchange offer expires;

OS1 = the number of shares of our common stock outstanding immediately after the tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to the tender or exchange offer); and

SP1 = the average of the closing sale prices of our common stock for the ten consecutive trading days commencing on the trading day next succeeding the date the tender or exchange offer expires.

If the application of the foregoing formula would result in a decrease in the conversion rate, we will not adjust the conversion rate.

Any adjustment to the conversion rate for the events described in this paragraph (5) will become effective on the date immediately following the date the tender or exchange offer expires. If we or one of our subsidiaries is obligated to purchase shares of our common stock pursuant to any tender or exchange offer but is permanently prevented by applicable law from effecting any purchase or all purchases are rescinded, the conversion rate will revert to the conversion rate that would be in effect if the tender or exchange offer had not been made.

(6)   Notwithstanding the foregoing, in the event of an adjustment to the conversion rate pursuant to paragraphs (4) or (5), in no event will the conversion rate exceed 55.5556 shares of our common stock per $1,000 principal amount of notes, subject to adjustment pursuant to paragraphs (1), (2) and (3).

(7)   If we have a rights plan in effect while any notes remain outstanding, holders of notes will receive, upon a conversion of notes in respect of which we have elected to deliver net shares, in addition to the net shares, rights under our stockholder rights agreement unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from our common stock. If the rights provided for in the rights plan have separated from our common stock in accordance with the provisions of the applicable stockholder rights agreement so that holders of notes would not be entitled to receive any rights in respect of our common stock that we elect to deliver as net shares upon conversion of notes, the conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common stock, evidences of indebtedness or other assets or property pursuant to paragraph (3) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights. In lieu of any adjustment, we may amend the applicable stockholder rights agreement to provide that upon a conversion of notes the holders will receive, in addition to shares of our common stock that we elect to deliver as net shares upon a conversion, the rights which would have attached to the common stock if the rights had not become separated from our common stock under the applicable stockholder rights agreement. To the extent that we adopt any future stockholder rights agreement, upon a conversion of notes in respect of which we elect to deliver our common stock as net shares, a holder of notes will receive, in addition to our common stock, the rights under the future stockholder rights agreement whether or not the rights have separated from our common stock at the time of conversion and no adjustment will be made in accordance with paragraph (3) or otherwise.

In addition to the adjustments pursuant to paragraphs (1) through (7) above, we may increase the conversion rate in order to avoid or reduce any income tax to holders of our common stock resulting from any dividend or distribution of capital stock (or rights to acquire shares of our common stock) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law, increase the conversion rate by any amount for any period if we determine that the increase would be in our best interests. If we make this determination, it will be conclusive and we will mail to holders of the notes a notice of the increased conversion rate and the period during which it will be in effect at least fifteen days prior to the date the increased conversion rate takes effect in accordance with applicable law.

We will not adjust the conversion rate if holders of the notes are permitted to participate, on an as-converted basis, in the transactions described above.

The conversion rate will not be adjusted except as specifically set forth in “—Conversion Rate Adjustments” and in “—Make Whole Upon Certain Change in Control Transactions.” Without limiting the foregoing, the conversion rate will not be adjusted for:

•        the issuance of any common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•        the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director, trustee or consultant benefit plan, employee agreement or arrangement or program of ours;

•        the issuance of any shares of our common stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the notes were first issued;

•        a change in the par value of our common stock;

•        accumulated and unpaid dividends or distributions; and

•        as a result of a tender offer solely to holders of less than 100 shares of our common stock.

No adjustment in the conversion rate will be required unless the adjustment would require an increase or decrease of at least 1% of the conversion rate. If the adjustment is not made because the adjustment does not change the conversion rate by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/1000th of a share, as the case may be. Notwithstanding the foregoing, if the notes are called for redemption, all adjustments not previously made will be made on the applicable redemption date.

If the conversion price of the notes is adjusted, a holder may be deemed to have received a distribution from us even though the holder has not received any cash or property as a result of the adjustment. We intend to withhold federal income tax (in the case of a non-U.S. holder) with respect to any deemed distribution from us, from cash payments of interest and payments in redemption, repurchase or conversion of the notes. See “U.S. Federal Income Tax Consequences” in this prospectus.

Make Whole Upon Certain Change in Control Transactions

If a change in control occurs prior to November 21, 2011 as a result of a transaction described in any of the first four bullets of the definition of change in control (as set forth above under “—Repurchase at Option of Holders upon a Change in Control”) and a holder elects to convert its notes in connection with a change in control as described above under “—Conversion Rights—Conversion upon Specified Transactions,” we will increase the applicable conversion rate for the notes surrendered for conversion by a number of additional shares of our common stock (the “additional change in control shares”) as described below. A conversion of notes will be deemed for these purposes to be “in connection with” a change in control if the notice of conversion of the notes is received by the conversion agent from and including the effective date of the change in control up to and including the 30th business day following the effective date of the change in control.

The number of additional change in control shares will be determined by reference to the table below and is based on the date on which a change in control transaction becomes effective (the “effective date”) and the price (the “stock price”) paid per share of our common stock in a change in control transaction. If the holders of our common stock receive only cash in the change in control transaction, the stock price will be the cash amount paid per share of our common stock. Otherwise, the stock price will be the average of the closing sale prices of our common stock on the ten consecutive trading days up to but excluding the effective date.

The stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the conversion rate of the notes is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to the adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. In addition, the number of additional change in control shares will be subject to adjustment in the same manner as the conversion rate as set forth above under “—Conversion Rate Adjustments.”

The following table sets forth the stock price and number of our additional change in control shares to be received per $1,000 principal amount of notes:

	Stock Price
Effective Date	$18.00	$19.00	$20.00	$21.00	$22.00	$23.00	$24.00	$25.00	$26.00	$27.00
November 7, 2006	7.25	5.47	4.03	2.86	1.93	1.20	0.65	0.26	0.03	0.00
November 15, 2007	7.25	5.59	4.10	2.90	1.95	1.21	0.65	0.26	0.03	0.00
November 15, 2008	7.25	5.66	4.12	2.89	1.92	1.17	0.62	0.23	0.02	0.00
November 15, 2009	7.25	5.63	4.03	2.77	1.79	1.05	0.52	0.16	0.00	0.00
November 15, 2010	7.25	5.47	3.77	2.45	1.47	0.77	0.29	0.03	0.00	0.00
November 21, 2011	7.25	5.13	3.35	1.91	0.83	0.16	0.00	0.00	0.00	0.00

The exact stock prices and effective dates may not be set forth in the table, in which case:

(1)   if the stock price is between two stock price amounts in the table or the effective date is between two dates in the table, the additional change in control shares will be determined by straight- line interpolation between the number of additional change in control shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

(2)   if the stock price is equal to or in excess of $27.00 per share of common stock (subject to adjustment), no additional change in control shares will be issued upon conversion; and

(3)   if the stock price is less than $18.00 per share of common stock (subject to adjustment), no additional change in control shares will be issued upon conversion.

Notwithstanding the foregoing, in no event will the total number of shares of our common stock issuable upon conversion exceed 55.5556 per $1,000 principal amount of notes, subject to adjustment in the same manner as the conversion rate as set forth above under “—Conversion Rate Adjustments.”

Our obligation to deliver the additional change in control shares could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Ownership Limit

Our charter contains provisions which are intended, among other purposes, to help preserve our status as a REIT for federal income tax purposes. If our board of directors determines that the direct or indirect ownership of shares of our capital stock, including the common stock, has or may become concentrated to an extent that would prevent us from qualifying as a REIT, our charter gives us the power to redeem those shares. Similarly, our charter gives us the power to prevent any proposed transfer of our capital stock, including the common stock, which would jeopardize our status as a REIT. Our charter provides that, subject to certain exceptions, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% of the number of outstanding shares or value of our outstanding capital stock. Notwithstanding any other provision of the notes, if our board of directors determines in good faith that the conversion by a holder of its notes into common stock would prevent us from qualifying as a REIT or would cause a holder of common stock (together with that holder’s affiliates) to exceed the ownership limit contained in the charter, we will elect not to issue shares of common stock to such holder upon conversion but will instead satisfy our obligation to any such holder to pay the conversion value upon conversion, which includes the value of the notes in excess of the principal amount, solely in cash. See “Restrictions on Transfer, Acquisition and Redemption of Our Shares.”

Calculations in Respect of the Notes

Except as explicitly specified otherwise herein, we will be responsible for making all calculations required under the notes. These calculations include, but are not limited to, determining the conversion price and conversion rate applicable to the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of the notes. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon request within twenty business days of the effective date of any adjustment.

Merger, Consolidation or Sale

The indenture prohibits us from, in any transaction or series of related transactions, consolidating with, or selling, leasing, assigning, transfering or otherwise conveying all or substantially all of our assets to, or merging with or into, any other person, unless:

•        either we will be the continuing corporation, or the successor person, if other than us, formed by, or resulting from, any consolidation or merger or which will have received the transfer of all, or substantially all, of our assets is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia who expressly assumes, by supplemental indenture executed by the successor corporation and delivered to the trustee, the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and all additional interest, if any, payable in respect of the notes and the due and punctual performance and observance of all of the other covenants and conditions contained in the notes and the indenture to be performed or observed by us and assumes our obligations under the registration rights agreement;

•        immediately after giving effect to the transaction, and treating any Debt, including Acquired Debt, which becomes our obligation or an obligation of any of our subsidiaries as a result thereof as having been incurred by us or the subsidiary at the time of the transaction, no event of default under the indenture, and no event of default, and no event which, after notice or the lapse of time or both, would become an event of default, will have occurred and be continuing; and

•        an officers’ certificate and legal opinion concerning the conditions precedent will be delivered to the trustee.

In the event that we are not the continuing corporation, then, for purposes of the second bullet point above, the references to us will be deemed to refer to the successor corporation.

Upon any merger, consolidation, sale, assignment, transfer, lease or conveyance in which we are not the continuing corporation, the successor corporation formed by the consolidation or into which we are merged or to which the sale, assignment, transfer, lease or other conveyance is made will succeed to us, and be substituted for us, and may exercise all of our rights and powers under the relevant indenture with the same effect as if the successor corporation had been named as the Company under the indenture and thereafter, except in the case of a lease, we will be released from our obligations under the indenture and the debt securities.

Events of Default, Notice and Waiver

The following events are “events of default” with respect to the notes:

•        a default for 30 days in the payment of any interest on or any additional interest payable in respect of the notes;

•        a default in the payment of any principal of or premium, if any, on the notes, whether on the stated maturity date or any earlier date of redemption or repurchase or otherwise;

•        default in the delivery when due of the conversion value, on the terms set forth in the indenture and the notes, upon exercise of a holder’s conversion right in accordance with the indenture and the continuation of the default for fifteen days;

•        our failure to provide notice of the occurrence of a change in control when required under the indenture and the continuation of the default for ten days;

•        our failure to comply with any other term, covenant or agreement in the notes or the indenture upon our receipt of notice of the default from the trustee or from holders of not less than 25% in aggregate principal amount of the notes, and the failure to cure (or obtain a waiver of) the default within 60 days after receipt of the notice;

•        a default under any bond, note, debenture or other evidence of indebtedness of us or any of our subsidiaries or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of us or any of our subsidiaries which results in the acceleration of the indebtedness in an aggregate principal amount exceeding $20,000,000 or which constitutes a failure to pay at maturity or other scheduled payment date (after expiration of any applicable grace period) the indebtedness in an aggregate principal amount exceeding $20,000,000, but only if the indebtedness is not discharged or the acceleration is not rescinded or annulled within ten days after notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series; and

•        certain events of bankruptcy, insolvency or reorganization with respect to us or of any significant subsidiary.

The term “significant subsidiary” as used above means any subsidiary of ours which is a significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act as in effect on the date of this prospectus).

If an event of default occurs and is continuing, then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal of all of the notes due and payable immediately by written notice thereof to us, and to the trustee if given by the holders.

However, at any time after a declaration of acceleration with respect to the notes has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the notes may rescind, by written notice to us, and annul the declaration and its consequences if:

•        we have paid, or deposited with, the trustee a sum sufficient to pay the principal of, interest, and additional interest, if any, on the notes, other than interest which have become due and payable as a result of the acceleration, plus certain fees, expenses, disbursements and advances of the trustee; and

•        all events of default with respect to notes, other than the nonpayment of the principal of, or premium, if any, or interest, on the debt securities of the series which have become due solely by the declaration of acceleration, have been cured or waived as provided in the indenture.

The indenture also provides that the holders of not less than a majority in principal amount of the notes may on behalf of the holders of all notes waive any past default with respect to the notes and its consequences, except a default:

•        in the payment of the principal of, or premium, if any, or interest or additional interest, if any, on any note; or

•        in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding note affected by the modification or amendment.

The indenture requires the trustee to give notice to the holders of the notes within 90 days of a default under the indenture known to the trustee, unless that default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of the notes of any default with respect to the notes, except a default in the payment of the principal of, or premium, if any, or interest, if any, on any note, if a responsible officer of the trustee determines that doing so is in the interest of the holders.

The indenture prohibits any holder of notes from instituting any proceeding, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of the failure of the trustee, for 60 days, to act after it has received notice of a continuing event of default and a written request to institute proceedings in respect of the event of default from the holders of not less than 25% in principal amount of the notes, as well as an offer of reasonable indemnity, and no direction inconsistent with the written request has been given to the trustee during the 60-day period by the holders of a majority in principal amount of the notes. Neither this provision nor any other provision in the indenture will prevent, however, any holder of notes from instituting suit for the enforcement of payment of the principal of, and premium, if any, and interest on or any additional interest, if any, on the notes held by that holder at the respective due dates thereof.

The indenture provides that, subject to provisions relating to the trustee’s duties in case of default, a trustee thereunder is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of notes, unless the holders have offered the trustee reasonable security or indemnity, reasonably satisfactory to the trustee, against costs, expenses and liabilities which might be incurred by it in compliance with the request or direction. The holders of not less than a majority in principal amount of the notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may take any other action deemed proper by it which is not inconsistent with the direction or may refuse to follow any direction which is in conflict with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of notes not joining in the action.

Within 120 days after the close of each fiscal year, we must deliver to the trustee a certificate, signed by one of several of our specified officers, stating whether or not the officer has knowledge of any noncompliance with all conditions and covenants under the indenture and, if so, specifying the noncompliance and the nature and status thereof.

Modification of the Indenture

Modifications and amendments to the indenture are permitted to be made only with the consent of the holders of a majority in principal amount of all outstanding notes affected by the modification or amendment (voting together as a single class); provided, however, that no modification or amendment may, without the consent of the holders of each note affected thereby:

•        change the stated maturity of the principal of or any installment of principal of, or interest (including additional interest, if any) on, the notes;

•        reduce the principal amount of, or the rate of interest (including additional interest, if any) on, or change any of our obligations to pay additional interest or change the timing or reduce the amount payable on redemption of, the notes;

•        make any change that impairs or adversely affects the rights of a holder to convert notes in accordance with the indenture;

•        change the provisions of the covenant “—Make Whole Upon Certain Change in Control Transactions” in a manner that adversely affects the holders of notes;

•        change the dates and prices at which the notes may be redeemed, or at which the holders may require the notes to be repurchased, in a manner that adversely affects the holders of notes;

•        change the place of payment, or the coin or currency, for payment of principal of, or interest (including additional interest, if any) on, the notes;

•        impair the right to institute suit for the enforcement of any payment on or with respect to notes or the delivery of the conversion value as required by the indenture upon an conversion of notes;

•        reduce the above stated percentage in principal amount of outstanding notes necessary to modify or amend the indenture, to waive compliance with specified provisions thereof or specified defaults and consequences thereunder; or

•        modify any of the foregoing provisions or any of the provisions relating to the waiver of some past defaults or some covenants, except to increase the required percentage to effect an action or to provide that specified other provisions may not be modified or waived without the consent of the holders of each note affected thereby.

Notwithstanding the foregoing, the consent of the holders of a majority of the principal amount of the outstanding notes is required to modify or amend the indenture to change the provisions set forth above under “—Conversion Settlement” such that, from and after the date of the modification or amendment, we will have the ability to satisfy the principal return upon conversion of a note in cash, common stock or any combination thereof; provided, however, that we may, without seeking the consent of any holders of notes, (1) increase the voting requirement set forth in this paragraph or (2) eliminate our right to implement the modification or amendment to the indenture set forth in this paragraph.

A note will be deemed outstanding if it has been authenticated and delivered under the indenture unless, among other things, the note has matured or been cancelled, converted, redeemed or repurchased.

The indenture provides that the holders of not less than a majority in principal amount of outstanding notes have the right to waive compliance by us with specified covenants in the indenture in respect of the notes.

Modifications and amendments of the indenture will be permitted to be made by us and the trustee without the consent of any holder, when authorized by our board of directors, at any time, in a form satisfactory to the trustee, for certain purposes, including the following:

•        to evidence the succession or addition of another person to us and the assumption by any successor of our covenants under the indenture;

•        to add to the covenants for the benefit of the holders or to surrender any right or power conferred upon us in the indenture;

•        to add events of default for the benefit of the holders of all the notes;

•        to permit or facilitate the issuance of notes in uncertificated form, provided, that the action will not adversely affect the interests of the holders in any material respect;

•        to secure the notes;

•        to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the indenture as is necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•        to provide for rights of holders of notes if any reclassification or change of shares of our common stock or any consolidation, merger or sale of all or substantially all of our property or assets occurs;

•        to cure any ambiguity, defect or inconsistency in, or supplement, the indenture, provided that the action will not adversely affect the interests of holders in any material respect;

•        to conform the text of the indenture or the notes to any provision of this Description of Notes to the extent that the provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture or the notes; or

•        to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of the notes under the indenture, provided that the action will not adversely affect the interests of the holders in any material respect.

Discharge, Defeasance and Covenant Defeasance

We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the trustee, the paying agent or the conversion agent, if applicable, after the notes have become due and payable, whether on the stated maturity date, any redemption date or any repurchase date, or upon conversion or otherwise, cash or shares of our common stock (as applicable under the terms of the indenture) sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture.

Rule 144A Information

If at any time we are not subject to the reporting requirements of the Exchange Act, we will promptly furnish to the holders, beneficial owners and prospective purchasers of the notes or underlying shares of our common stock, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) of the Securities Act to facilitate the resale of those notes or shares pursuant to Rule 144A.

Provision of Financial Information

We will deliver to the trustee, within fifteen days after we file them with the SEC (and only if we file them with the SEC), copies of all annual reports, quarterly reports and other documents that we file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; provided that any reports and documents filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval system will be deemed to be filed with the trustee.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder or partner of IRC will have any liability for any obligations of IRC under the notes, the indenture, or for any claim based on, in respect of, or by reason of, the obligations or their creation. Each holder of notes by accepting a note waives and releases all liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Governing Law

The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

Trustee

LaSalle Bank, National Association is the trustee, registrar, conversion agent, bid solicitation agent and paying agent. If an event of default occurs and is continuing, the trustee is required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any notes only after those holders have offered the trustee indemnity satisfactory to it.

If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, the trustee acquires any conflicting interest, it must eliminate that conflict or resign.

Book Entry System

The notes have been issued in the form of one or more fully-registered global notes in book-entry form, which were deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of DTC’s nominee, Cede & Co. Except as set forth below, the global notes may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of the successor.

So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole holder of the notes represented by the global note for all purposes under the indenture and the beneficial owners of the notes will be entitled only to those rights and benefits afforded to them in accordance with DTC’s regular operating procedures. Upon specified written instructions of a participant in DTC, DTC will have its nominee assist participants in the exercise of certain holders’ rights, such as demand for acceleration of maturity or an instruction to the trustee. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes registered in their names, will not receive or be entitled to receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture.

If (1) DTC is at any time unwilling or unable to continue as depositary or if at any time DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days, (2) an Event of Default under the indenture relating to the notes has occurred and is continuing or (3) we, in our sole discretion, determine at any time that the notes will no longer be represented by a global note, we will issue individual notes in certificated form of the same series and like tenor and in the applicable principal amount in exchange for the notes represented by the global note. In any instance, an owner of a beneficial interest in a global note will be entitled to physical delivery of individual notes in certificated form of the same series and like tenor, equal in principal amount to the beneficial interest and to have the notes in certificated form registered in its name. Notes so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.

The following is based on information furnished by DTC:

•        DTC will act as securities depositary for the notes. The notes will be issued as fully-registered notes registered in the name of Cede & Co. (DTC’s partnership nominee) or other name as may be requested by an authorized representative of DTC.

•        DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•        DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of the notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The beneficial interest of each actual purchaser of each note is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in notes, except in the event that use of the book-entry system for the notes is discontinued. The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. These limits and laws may impair the ability of persons to own, transfer or pledge beneficial interests in a global note.

To facilitate subsequent transfers, all notes deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co. or other name as may be requested by an authorized representative of DTC. The deposit of the notes with DTC and their registration in the name of Cede & Co. or other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts the notes will be credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of the notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemption, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of the notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar of the notes and request that copies of the notices be provided to them directly. Any request may or may not be successful.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the regular record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

We will pay principal of and interest on the notes in same-day funds to the trustee and from the trustee to DTC, or other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records upon DTC’s receipt of funds and corresponding detail information. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of these participants and not of us, the trustee, DTC, or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and interest to Cede & Co., or other nominee as may be requested by an authorized representative of DTC, is the responsibility of us or the trustee, disbursement of the payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of the direct or indirect participants.

We will send any redemption notices to DTC. If less than all of the notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

A beneficial owner of notes will give notice to elect to have its notes purchased or tendered, through its participant, to the conversion agent and will effect delivery of the notes by causing the direct participant to transfer the participant’s interest in notes, on DTC’s records, to the conversion agent. The requirement for physical delivery of notes in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the notes are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered notes to the conversion agent’s DTC account.

DTC may discontinue providing its services as securities depositary for the notes at any time by giving us reasonable notice. Under these circumstances, if a successor securities depositary is not obtained, we will print and deliver certificated notes. We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, we will print and deliver certificated notes.

Neither we, the initial purchasers nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of the beneficial interests in a global note, or for maintaining, supervising or reviewing any records relating to the beneficial interests.

The information in this section concerning DTC and DTC’s system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Registration Rights; Additional Interest

We and the initial purchasers have entered into a registration rights agreement. This prospectus is part of the registration statement filed pursuant to the terms of the registration rights agreement. Under the registration rights agreement, we agreed to use our reasonable best efforts to keep the registration statement, of which this prospectus is a part, continuously effective until there are no registrable securities outstanding.

However, the registration rights agreement permits us to prohibit offers and sales of registrable securities pursuant to the shelf registration statement for a period not to exceed an aggregate of 45 days in any three-month period and not to exceed an aggregate of 90 days in any twelve-month period, under certain circumstances and subject to certain conditions. We refer to any period during which we may prohibit offers and sales as a “suspension period.” We need not specify the nature of the event giving rise to a suspension in any notice to holders of the registrable securities of the existence of a suspension.

In addition, if we deem it necessary to file a post-effective amendment to this registration statement in order to make changes to the information in the prospectus, we may suspend sales under the registration statement until the date on which the post-effective amendment is declared effective by the SEC; provided, however, that we may become liable to pay additional interest after the tenth day in any suspension period unless we have prohibited resales pursuant to the previous paragraph.

“Registrable securities” means each note and any of our common stock delivered upon conversion of the notes until the earlier of:

•        the date the notes and any common stock has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; and

•        the date when the notes or any common stock is eligible for sale by a holder that is not an affiliate of ours pursuant to Rule 144(k) under the Securities Act or any similar provision then in effect.

We cannot assure you that we will be able to maintain the effectiveness of the registration statement, of which this prospectus is a part, as required. The absence of an effective registration statement is likely to limit a holder’s ability to sell its registrable securities and adversely affect the price, if any, at which it may sell its registrable securities. If:

•        a holder supplies the questionnaire required by the registration rights agreement after the effective date of the registration statement, or the date after which we first make available this prospectus, for use by selling securityholders, and we fail to supplement or amend the registration statement, or the prospectus, or file a new registration statement, in accordance with the terms of the registration rights agreement, in order to add the holder as a selling securityholder;

•        the registration statement is filed and has become effective under the Securities Act, but then ceases to be effective (without being succeeded immediately by an additional registration statement that is filed and immediately becomes effective) or usable for the offer and sale of registrable securities, other than as a result of a requirement to file a post-effective amendment to the registration statement or supplement to the prospectus in order to make changes to the information regarding the selling securityholders or the plan of distribution, and (1) we do not cure the lapse of effectiveness or usability of the registration statement within ten business days (or if a suspension period is then in effect, the tenth business day following the expiration of the suspension period) by a post-effective amendment, prospectus supplement or report filed pursuant to the Exchange Act, or (2) if suspension periods exceed an aggregate of 45 days in any three-month period or an aggregate of 90 days in any twelve-month period; or

•        we fail to name as a selling securityholder, at the time the registration statement became effective or the prospectus supplement becomes effective, any holder who has supplied the questionnaire described below and who is entitled to be so named as a selling securityholder within the prescribed time periods, then we will pay additional interest to each holder of notes then outstanding that constitute registrable securities who has provided to us the required selling securityholder information. We refer to each event described in the bullet points above as a “registration default.”

Additional interest will accrue on the notes then outstanding that constitute registrable securities, from, and including, the day following the registration default to, but excluding, the day on which the registration default has been cured. Additional interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first interest payment date, as applicable, following the date on which the additional interest begins to accrue, and will accrue at a rate per year equal to:

•        an additional 0.25% of the principal amount to, and including, the 90th day following the registration default; and

•        an additional 0.50% of the principal amount from and after the 91st day following the registration default.

In no event will additional interest accrue at a rate per year exceeding 0.50%.

We will not pay any additional interest on any note after it has been converted. If a note ceases to be outstanding during a registration default, we will prorate the additional interest to be paid with respect to that note.

So long as a registration default continues, we will pay additional interest in cash on May 15 and November 15 of each year to each holder who is entitled to receive additional interest in respect of registrable securities of which the holder was the holder of record at the close of business on the immediately preceding May 1 and November 1, respectively.

Following the cure of a registration default, additional interest will cease to accrue with respect to that registration default. In addition, no additional interest will accrue after the period we must keep the registration statement effective under the Securities Act or on any note that ceases to be a registrable security. However, we will remain liable for any previously accrued additional interest. Other than our obligation to pay additional interest, we will not have any liability for damages with respect to a registration default on any registrable securities.

Once a holder of registrable securities provides us with a completed questionnaire, we are obligated to, as promptly as reasonably practicable after the date we receive the completed questionnaire, but in any event within ten business days after that date (except as described below), file a supplement to this prospectus, or, if required, file a post-effective amendment to the registration statement of which this prospectus is a part or a new shelf registration statement in order to permit resales of the holder’s registrable securities. However, if we receive the questionnaire during a suspension period, or we initiate a suspension period within five business days after we receive the questionnaire, then we are obligated to make the filing within ten business days after the end of the suspension period.

We will not be required to file more than three prospectus supplements for all holders during a fiscal quarter or more than three post-effective amendments for all holders during any 180-day period. We will, however, file Exchange Act reports to allow holders to use the shelf registration statement to resell their registrable securities, if permissible, outside these limits. If we file a post-effective amendment or a new shelf registration statement, then we will use our reasonable best efforts to cause the post-effective amendment or new shelf registration statement to be declared effective under the Securities Act, as promptly as reasonably practicable, but in any event by the 30th day in the case of a post-effective amendment and the 60th day in the case of a new shelf registration statement, after the date the registration rights agreement requires us to file the post-effective amendment or new registration statement, as applicable.

The summary of the registration rights agreement described above is not complete and is qualified in its entirety by reference to the registration rights agreement.

Certain Definitions

Below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms, as well as any other terms used in this prospectus for which no definition is provided.

“Acquired Debt” means Debt of a person:

•        existing at the time that person is merged or consolidated with or into, or becomes a subsidiary of, us; or

•        assumed by us or any of our subsidiaries in connection with the acquisition of assets from that person.

Acquired Debt will be deemed to be incurred on the date the acquired person is merged or consolidated with or into, or becomes a subsidiary of, us or the date of the related acquisition, as the case may be.

“Debt” means, with respect to any person, any indebtedness of that person, whether or not contingent, in respect of:

•        borrowed money or evidenced by bonds, notes, debentures or similar instruments;

•        indebtedness secured by any lien on any property or asset owned by the person, but only to the extent of the lesser of:

•       the amount of indebtedness so secured; and

•       the fair market value, determined in good faith by the board of directors of the person or, in the case of us or a subsidiary, by our board of directors, of the property subject to the lien;

•        reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any balance that constitutes an accrued expense, trade payable or payment under any shared service agreement between us and The Inland Group, Inc. or its affiliates; or

•        any lease of property by a person as lessee which is required to be reflected on that person’s balance sheet as a capitalized lease in accordance with generally accepted accounting principles.

Debt also includes, to the extent not otherwise included, any obligation of that person to be liable for, or to pay, as obligor, guarantor or otherwise, other than for purposes of collection in the ordinary course of business, Debt of the types referred to above of another person. For these purposes, Debt is deemed to be incurred by a person whenever that person creates, assumes, guarantees or otherwise becomes liable in respect thereof.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 506,000,000 shares of capital stock comprised of 500,000,000 shares of common stock, $0.01 par value per share, and 6,000,000 shares of preferred stock, $0.01 par value per share. Our common stock is listed on the NYSE under the symbol “IRC.” Registrar and Transfer Company is the transfer agent and registrar of our common stock.

Common Stock

Voting Rights.   Each share of common stock has the same rights and is identical in all respects with every other share of common stock. Each share of common stock entitles the holder to one vote per share on each matter submitted to a vote of the stockholders except (1) to the extent voting rights may be limited as discussed in “Restrictions on Transfer, Acquisition and Redemption of Shares” and (2) that, with respect to shares of common stock owned by members of our board of directors or an “Affiliate” (as that term is defined in our charter), neither the members of our board of directors, nor any Affiliate, can vote or consent on matters submitted to the stockholders regarding the removal of any member of our board of directors or any Affiliate or any transaction between us and any member of the board of directors or any Affiliate. With respect to the preceding clause (2) only, shares of common stock held by any member of our board of directors or any Affiliate will not be included in determining the number of outstanding shares of common stock entitled to vote on the matters described in that clause. Stockholders are entitled to vote by written or electronic consent and do not have cumulative voting rights.

Distributions.   We currently pay distributions to our stockholders on a monthly basis in an amount determined by our board of directors out of funds legally available therefor. If we issue any preferred stock, the preferred stockholders may have priority over the common stockholders with respect to receiving distributions. Notwithstanding the foregoing, holders of shares of “Excess Stock” (as that term is defined in “Restrictions on Transfer, Acquisition and Redemption of Shares” below) are not entitled to receive distributions paid by us.

Liquidation.   If we liquidate or dissolve, each issued and outstanding share of common stock would be entitled to participate, pro rata, in any assets remaining after paying, or providing for payment of, all of our known debts and liabilities. If any preferred stock is issued, the preferred stockholders may have priority over the common stockholders to any assets distributed in a liquidation or dissolution. Notwithstanding the foregoing, holders of shares of Excess Stock are not entitled to receive liquidating distributions.

Restrictions on Acquisition of the Common Stock.   See “Restrictions on Transfer, Acquisition and Redemption of Shares” and “Certain Provisions of Maryland Law, Our Charter and Our Bylaws” below for discussions of the restrictions and other limitations on the acquisition of shares of common stock.

Other Characteristics.   Holders of the common stock do not have preemptive rights to purchase or subscribe to any additional shares of common stock or any other security that may be issued by us. Shares of common stock generally are not subject to calls for redemption. Shares of Excess Stock will, however, be deemed to have been offered for sale to us, or our designee, in accordance with the terms of the charter. See “Restrictions on Transfer, Acquisition and Redemption of Shares” below.

Issuance of Additional Shares.   Our board of directors is authorized to issue additional shares of common stock or securities convertible into common stock and to classify or reclassify, as the case may be, any unissued shares of common stock without prior stockholder approval subject to complying with the rules of the NYSE.

Preferred Stock

We have not issued any of the authorized shares of preferred stock. Our board of directors presently has no plans, proposals, arrangements or understandings to issue any of these shares. Our board of directors is authorized to issue preferred stock, in one or more series, and to fix and state the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of shares of preferred stock. Subject to the terms of any other series of preferred stock outstanding at the time and the number of authorized shares of preferred stock, our board of directors is authorized to issue additional shares of preferred stock or securities convertible into preferred stock and to classify or reclassify, as the case may be, any unissued shares of preferred stock without prior approval. Any preferred stock that is issued is likely to rank senior to our common stock as to dividend rights, liquidation preferences or both, and may have full or limited voting rights.

CERTAIN PROVISIONS OF MARYLAND LAW, OUR CHARTER AND OUR BYLAWS

The following summary of certain provisions of Maryland law, our charter and our Amended and Restated Bylaws (“bylaws”) does not purport to be complete and is subject to, and qualified in its entirety by reference to, applicable Maryland law, our charter and our bylaws.

As a Maryland corporation, we are subject to certain restrictions concerning certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between us and an “interested stockholder” or an affiliate of an interested stockholder. Interested stockholders are persons (1) who beneficially own 10% or more of the voting power of our outstanding voting stock, or (2) who are affiliates or associates of us who, at any time within the two-year period prior to the date in question, were the beneficial owners of 10% or more of the voting power of our outstanding stock. A person is not an interested stockholder if the board of directors approved in advance, the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may condition its approval by making it subject to compliance, at or after the time of approval, with any terms and conditions determined by the board. Business combinations are prohibited for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, business combinations must be recommended by our board of directors and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of the outstanding voting shares voting together as a single voting group, and (2) 66% of the votes entitled to be cast by holders of the outstanding voting shares other than voting shares held by the interested stockholder or an affiliate or associate of the interested stockholder with whom the business combination is to be effected, unless, among other things, the corporation’s stockholders receive a minimum price for their shares and the consideration is received in cash or other consideration in the same form as previously paid by the interested stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder.

Maryland law also provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of 66% of the votes entitled to be cast on the matter, excluding shares owned by the acquirer or by officers or by employees who are directors of the corporation. “Control shares” are shares of stock which, if aggregated with all other shares of stock owned by the acquirer or shares of stock for which the acquirer is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•        one-tenth or more but less than one-third,

•        one-third or more but less than a majority, or

•        a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means, subject to certain exceptions, the acquisition of, ownership of, or the power to direct the exercise of voting power with respect to, control shares.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. Our charter states that the control share acquisition statute will not apply to any acquisition of shares of stock by any existing holder. Our charter defines an “existing holder” as (1) a person who is, or would be, upon the exchange of any security of the Company, the beneficial owner of our capital stock in excess of the Ownership Limit, as defined below in “Restrictions on

Transfer, Acquisition and Redemption of Shares,” so long as, but only so long as, the person beneficially owns, or would beneficially own, upon the exchange of any security of the Company, capital stock in excess of the Ownership Limit and (2) any person to whom an existing holder transfers, subject to the limitations provided by our charter, beneficial ownership of capital stock causing the transferee to beneficially own capital stock in excess of the Ownership Limit.

Under Title 3, Subtitle 8 of the Maryland General Corporation Law, a Maryland corporation that has a class of equity securities registered under the Exchange Act and that has at least three directors who (1) are not officers or employees of the corporation, (2) are not acquiring persons, (3) are not directors, officers, affiliates or associates of any acquiring person or (4) are not nominated or designated as a director by an acquiring person, may elect in its charter or bylaws or by resolution of its board of directors, notwithstanding any contrary charter or bylaw provision, to be subject to certain provisions of Subtitle 8 that may have the effect of delaying or preventing a change in control of the corporation. These provisions relate to a classified board of directors, removal of directors, establishing the number of directors, filling vacancies on the board of directors and calling special meetings of the corporation’s stockholders. We have not made the election to be governed by these provisions of Subtitle 8 of the Maryland General Corporation Law. However, our charter and our bylaws permit our board of directors to determine the number of directors subject to a minimum and maximum number, among other provisions.

Certain Anti-Takeover Provisions in our Charter and our Bylaws

The following discussion is a general summary of certain provisions of our charter and our bylaws that may be deemed to have an “anti-takeover” effect. The description of these provisions is necessarily general and reference should be made in each case to the charter and bylaws.

Availability of Preferred Stock.   Our charter authorizes the issuance of up to 6,000,000 shares of preferred stock, which may be issued with rights and preferences that could impede an acquisition. This preferred stock, none of which has yet been issued by us, together with authorized but unissued shares of our common stock, could also represent additional capital stock required to be purchased by an acquirer.

Advance Notice Requirement for Nominations.   With respect to an annual meeting of stockholders, our bylaws provide that nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our giving notice of the meeting (2) by or at the direction of our board of directors or (3) by any stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws. These advance notice procedures generally require stockholders to submit written notice, in the form set forth in our bylaws, to our corporate secretary at our principal executive offices not less than 45 days before the anniversary of the date on which we first mailed the notice of meeting for the prior year’s annual meeting.

Board of Directors.   Our charter provides that the number of directors on our board of directors should not be fewer than three or more than nine, a majority of which must be “independent directors.” Generally speaking, an “independent director” means a director who performs no other services for us and has no other relationship with us, except as a director. At least one of our independent directors must have had at least three years of relevant real estate experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us.

Amendment of Bylaws.   Our bylaws provide that, unless otherwise provided in the charter, the bylaws may be altered, amended or repealed in a manner not inconsistent with the charter or the laws of the State of Maryland at any properly constituted meeting of our board of directors by a majority vote of the directors present at the meeting. However, any amendment that requires greater than a majority vote of the directors must be amended by the requisite vote and no bylaw adopted by the stockholders may be altered, amended or repealed by the directors if the provision of the bylaw provides that it may not be altered, amended or repealed without a stockholder vote.

Amendment of Charter.   Our charter provide that our board of directors reserves the right from time to time to make any amendment to the charter, including any amendment altering the terms or contract rights of any shares of outstanding capital stock. Notwithstanding the foregoing, without concurrence of a majority of the outstanding shares of common stock, our board of directors may not (1) amend the charter, except for amendments which do not adversely affect the rights, preferences and privileges of the holders of common stock, including amendments to provisions relating to director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions, (2) sell all or substantially all of our assets other than in the ordinary course of business or in connection with liquidation and dissolution, (3) cause a merger or other reorganization of the Company or (4) dissolve or liquidate the Company, other than before the initial investment in a property by us. For purposes of the preceding clause (2), a sale of all or substantially all of our assets means the sale of 66% or more of our assets based on the total number of properties or the current fair market value of those assets.

Conversion Transactions and Roll-Ups.   Our charter requires that certain exchange offers, mergers, consolidations or similar transactions involving us in which the holders of shares of common stock receive securities in a surviving entity having a substantially longer duration or materially different investment objectives and policies, or that provides significantly greater compensation to management be approved by all of our independent directors and by the holders of 66% of the shares of common stock, except for any transaction effected because of changes in applicable law, or to preserve tax advantages for a majority in interest of the holders of common stock. Standards such as “substantially longer life,” “materially different investment objectives and policies” or “provides significantly greater compensation to management” are not defined and are by their nature potentially ambiguous. Any ambiguities will be resolved by our board of directors, a majority of whom are independent.

In connection with a proposed “Roll-Up” (as that term is defined below and in the charter), an appraisal of all of our assets must be obtained from an “Independent Expert” (as that term is defined in the charter). The appraisal must be included in a prospectus used to offer the securities of a “Roll-Up Entity” (as that term is defined in the charter) and filed with the SEC and the state regulatory commissions as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. Our assets must be appraised in a consistent manner and the appraisal must be based on an evaluation of all relevant information indicating the value of our assets as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal must assume an orderly liquidation of our assets over a twelve-month period. The terms of the engagement of the Independent Expert must clearly state that the engagement is for our benefit and our holders of common stock. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, must be included in a report to our stockholders in connection with a proposed Roll-Up. A “Roll-Up” is a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of us and the issuance of securities of a Roll-Up Entity. A Roll-Up does not include (1) a transaction involving our securities that have been listed on a national securities exchange for at least twelve months or (2) a transaction involving the conversion by us to corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (a) voting rights of holders of common stock; (b) our term and existence; or (c) our investment objectives.

Notwithstanding the foregoing, we may not participate in any proposed Roll-Up which would:

•        result in the holders of common stock having rights to meetings less frequently or which are more restrictive than those provided in the charter;

•        result in the holders of common stock having voting rights that are less than those provided in the charter;

•        result in the holders of common stock having greater liability than as provided in the charter;

•        result in the holders of common stock having rights to receive reports that are less than those provided in the charter;

•        result in the holders of common stock having access to records that are more limited than those provided in the charter;

•        include provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity);

•        limit the ability of an investor to exercise the voting rights of its securities in the Roll-Up Entity on the basis of the number of the shares held by that investor;

•        result in investors in the Roll-Up Entity having rights of access to the records of the Roll-Up Entity that are less than those provided in the charter; or

•        place any of the costs of the transaction on us if the Roll-Up is not approved by the stockholders;

provided, however, that we may participate in a proposed Roll-Up if the holders of common stock would have rights and be subject to restrictions comparable to those contained in the charter, with the prior approval of a majority of the holders of common stock.

Stockholders who vote “no” on the proposed Roll-Up must have the choice of (1) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up or (2) one of either: (a) remaining as our stockholders and preserving their interests therein on the same terms and conditions as previously existed; or (b) receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.

The foregoing provisions in the charter and bylaws could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares might receive a premium for their shares over the then-prevailing market price or which these holders might believe to be otherwise in their best interests.

RESTRICTIONS ON TRANSFER, ACQUISITION AND REDEMPTION OF SHARES

The following discussion is a general summary of certain provisions of our charter that restrict the transfer and acquisition of our common stock. The description of these provisions is necessarily general and reference should be made in each case to our charter.

For us to qualify as a REIT under the Code, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (other than the first year) or during a proportionate part of a shorter taxable year. Further, not more than 50% of the value of the issued and outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year.

Because our board of directors believes it is essential for us to continue qualifying as a REIT and for other purposes, our charter provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the “Ownership Limit”) of the number or value of any class of our issued and outstanding stock, unless approved by the board. Our board of directors, upon receipt of a ruling from the Internal Revenue Service, an opinion of counsel or other evidence satisfactory to our board of directors and upon other conditions as our board of directors may direct, may also exempt a proposed transferee from the Ownership Limit. As a condition of this exemption, the intended transferee must give us written notice of the proposed transfer no later than fifteen days prior to any transfer which, if effected, would result in the intended transferee owning shares in excess of the Ownership Limit. Our board of directors may require any opinions of counsel, affidavits, undertakings or agreements it deems necessary or advisable to determine or ensure our status as a REIT. Any transfer of shares that would:

•        create a direct or indirect ownership of shares of our capital stock in excess of the Ownership Limit;

•        result in our shares of capital stock being owned by fewer than 100 persons; or

•        result in us being “closely-held” within the meaning of Code Section 856(h), or otherwise failing to qualify as a REIT,

will be null and void, and the intended transferee will acquire no right to these shares. Nothwithstanding the foregoing, any purported transfer of shares that would result in a person owning shares of capital stock in excess of the Ownership Limit or cause us to become “closely-held” under Code Section 856(h) that is not otherwise permitted as provided above will constitute excess stock (“Excess Stock”). Shares of Excess Stock will be deemed to have been offered for sale to us. We have the right to accept the offer for a period of 90 days after the later of (a) the date of transfer which resulted in the Excess Stock, and (b) the date our board of directors determines, in good faith, that a transfer resulting in Excess Stock has occurred if we do not receive a notice of the transfer pursuant to the terms of our charter. These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of capital stock might receive a premium for their shares over the then prevailing market price or a price which these holders might believe to be otherwise in their best interest.

U.S. FEDERAL INCOME TAX CONSEQUENCES

Pursuant to regulations governing practice before the Internal Revenue Service (the “IRS”), unless expressly stated otherwise, any tax advice contained herein or in any attachment hereto cannot be used, and is not intended to be used, by a taxpayer for (1) the purpose of avoiding tax penalties that may be imposed on the taxpayer under the Internal Revenue Code or (2) the promotion or marketing of any tax-related matter or program.

The following is a summary of certain material U.S. federal income tax consequences relating to the purchase, ownership and disposition of the notes, our qualification and taxation as a REIT and the ownership and disposition of shares of our common stock into which the notes may be converted. This summary is for general information only and is not tax advice.

This information is based on:

•        the Internal Revenue Code of 1986, as amended (the “Code”);

•        current, temporary and proposed Treasury Regulations promulgated under the Code;

•        the legislative history of the Code;

•        current administrative interpretations and practices of the IRS; and

•        court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury Regulations, administrative interpretations and practices or court decisions may adversely affect the tax considerations contained in this discussion. Any change of this type could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the IRS concerning our tax treatment with respect to matters contained in this discussion, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or foreign tax considerations.

You are urged to consult your tax advisors regarding the tax consequences to you of:

•        the acquisition, ownership and sale or other disposition of the notes and the our common stock, including the federal, state, local, foreign and other tax consequences;

•        our election to be taxed as a REIT for federal income tax purposes; and

•        potential changes in the tax laws.

Taxation of Holders of the Notes

This summary of certain U.S. federal income tax consequences applies to you if you acquire the notes upon original issuance at the issue price (set forth on the cover of this prospectus) for cash and hold the notes as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Code). This summary does not consider all of the rules which may affect the U.S. tax treatment of your investment in the notes or common stock in light of your particular circumstances. For example, except to the extent discussed under the headings “—Taxation of Holders of Our Common Stock—Taxation of Tax-Exempt Stockholders” and “—Taxation of Non-United States Stockholders,” special rates not discussed here may apply to you if you are:

•        a broker-dealer or a dealer in securities or currencies;

•        an S corporation;

•        a bank, thrift or other financial institution;

•        a regulated investment company or a REIT;

•        an insurance company;

•        a tax-exempt organization;

•        subject to the alternative minimum tax provisions of the Code;

•        holding the notes or common stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

•        holding the notes or common stock through a partnership or other pass-through entity;

•        non-United States corporations or partnerships, and persons who are not residents or citizens of the United States;

•        a United States person whose “functional currency” is not the United States dollar; or

•        a United States expatriate.

In addition, this discussion assumes the notes will be issued without original issue discount, sometimes referred to as “OID.”

United States Holders

If you are a “United States holder,” as defined below, this section applies to you. Otherwise, the next section, “—Consequences to Non-United States Holders,” applies to you.

Definition of United States Holder

A “United States holder” is a beneficial holder of notes or common stock, as applicable, and who is:

•        an individual citizen or resident of the United States;

•        a corporation or other entity taxable as a corporation for U.S. federal income tax purposes created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a United States court and the control of one or more United States persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

Payments of Interest on the Notes

United States holders generally will be required to recognize any stated interest as ordinary income at the time it is paid or accrued on the notes in accordance with the United States holder’s method of accounting for U.S. federal income tax purposes.

Additional Amounts

As described under the heading “Description of Notes—Registration Rights; Additional Interest,” if the registration statement with respect to the notes is not timely filed or made effective or if the registration statement is not kept effective or usable during the periods specified, we may be required to pay you additional amounts. We intend to take the position that any payments of additional amounts should be taxable to you as additional ordinary income when received or accrued, in accordance with your method of tax accounting. This position is based in part on the assumption that, as of the date of issuance of the notes, the possibility that additional amounts will have to be paid is a “remote” or “incidental” contingency within the meaning of applicable Treasury Regulations. Our determination that this possibility is a remote or incidental contingency is binding on you, unless you explicitly disclose to the IRS on your tax return for the year during which you acquire the notes that you are taking a different position. However, the IRS may take a contrary position from that described above, which could affect the timing and character of both your income on the notes and our deduction with respect to the payments of additional amounts.

If we are required to pay additional amounts, you should consult your tax advisor concerning the appropriate tax treatment of the payment of additional amounts with respect to the notes.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

Upon the sale, exchange, redemption or other taxable disposition of a note (other than a conversion of a note into cash and our common stock described below under “—Conversion of the Notes”), you generally will recognize capital gain or loss equal to the difference between (1) the sum of cash plus the fair market value of all other property received on the disposition (except to the extent the cash or property is attributable to accrued but unpaid interest not previously included in gross income, which generally will be taxable as ordinary income) and (2) your adjusted tax basis in the note. Your adjusted tax basis in a note generally will equal the cost of the note. The capital gain or loss will be long-term capital gain or loss if, at the time of the disposition, you have held the note for more than one year. Long-term capital gains recognized by certain non-corporate United States holders, including individuals, generally will be subject to a reduced tax rate. The deductibility of capital losses is subject to limitations.

Conversion of the Notes

If you convert a note and we deliver solely cash in satisfaction of our obligation, you would generally be subject to the rules described under “—Sale, Exchange, Redemption or Other Taxable Disposition of the Notes,” above.

The U.S. federal income tax treatment of the conversion of a note into our common stock and cash is uncertain. United States holders should consult their tax advisors to determine the correct treatment of the conversion. It is possible that the conversion may be treated as a partially taxable exchange as briefly discussed below.

Cash received in lieu of a fractional share of common stock generally should be treated as a payment in exchange for the fractional share of common stock rather than as a dividend. Therefore, you will recognize capital gain or loss for U.S. federal income tax purposes upon the receipt of cash in lieu of a fractional share of common stock in an amount equal to the difference between the amount of cash received and your adjusted tax basis in the fractional share of common stock. This capital gain or loss will be taxable as described under “—Sale, Exchange, Redemption or Other Taxable Disposition of the Notes” above. Cash received that is attributable to accrued interest income not previously included in income will be taxable as ordinary income.

Possible treatment as part conversion and part redemption

The conversion of a note into shares of our common stock and cash may be treated for U.S. federal income tax purposes as in part a conversion into our common stock and in part a payment in redemption of a portion of the notes. In that event, you would not recognize any income, gain or loss with respect to the portion of the notes considered to be converted into our common stock, except with respect to any cash received in lieu of a fractional share of our common stock (which would be treated in the manner described above in “—Sale, Exchange, Redemption or Other Taxable Disposition of the Notes”) and except for any common stock received that is attributable to accrued but unpaid interest not previously included in gross income (which would be treated in the manner described above in “—Payment of Interest on the Notes”). Your adjusted tax basis in our common stock received upon conversion generally would be equal to the portion of your adjusted tax basis in the note allocable to the portion of the note deemed converted (less the tax basis allocable to any fractional shares of common stock for which the you receive cash). Your holding period for our common stock generally would include the period during which you held the note. With respect to the part of the conversion that would be treated under this characterization as a payment in redemption of the remaining portion of the note, you generally would recognize gain or loss equal to the difference between the amount of cash received and your adjusted tax basis allocable to that portion of the note (except for any cash received). The gain or loss would be long-term capital gain or loss if you held the note for more than one year. In the case of certain non-corporate

United States holders (including individuals), long-term capital gains generally are eligible for a reduced rate of U.S. federal income taxation. The deductibility of capital losses is subject to certain limitations under the Code.

Possible treatment as a recapitalization

The conversion of a note into our common stock and cash may instead be treated in its entirety as a recapitalization for U.S. federal income tax purposes, in which case you would be required to recognize any gain arising on the conversion but would not be allowed to recognize any loss. Accordingly, the tax treatment may be less favorable to you than if the conversion were treated as part conversion and part redemption, as described above. If the conversion constitutes a recapitalization, you generally would recognize gain (but not loss) in an amount equal to the lesser of (1) the excess (if any) of (a) the amount of cash and the fair market value of our common stock (treating fractional shares of our common stock as received for this purpose) in the exchange over (b) your adjusted tax basis in the notes; and (2) the amount of cash received upon conversion. For the purpose of determining the amount of gain recognized upon conversion, the amount of cash received upon conversion will not include cash received in lieu of fractional shares of our common stock (which would be treated in the manner described above in “—Sale, Exchange, Redemption or Other Taxable Disposition of the Notes”) or cash attributable to accrued but unpaid interest (which would be treated in the manner described above in “—Payment of Interest on the Notes”). You would have an aggregate tax basis in our common stock received in the conversion equal to the aggregate tax basis of the notes converted (less any basis allocable to any fractional shares of our common stock deemed received in the conversion), decreased by the aggregate amount of cash (other than cash in lieu of fractional shares of our common stock) received upon conversion and increased by the aggregate amount of gain (if any) recognized upon conversion (other than gain realized as a result of cash received in lieu of fractional shares of our common stock). The holding period for our common stock received would include the period during which you held the notes. Any gain recognized will be long-term capital gain if the United States holder has held the notes for more than one year. In the case of certain non-corporate United States holders (including individuals), long-term capital gains are generally eligible for a reduced rate of taxation.

United States holders are urged to consult their tax advisors with respect to the U.S. federal income tax consequences resulting from the exchange of notes into a combination of cash and our common stock.

In the event we undergo certain transactions as described under “Description of Notes—Conversion Rights—Conversion upon Specified Transactions,” the Conversion rate and the related conversion obligation may be adjusted so that you may receive shares of common stock of the acquirer upon conversion of the notes. Depending on the facts and circumstances at the time of the change in control, the adjustment may result in a deemed exchange of the outstanding notes, which may be a taxable event for U.S. federal income tax purposes. You should consult your tax advisor regarding the U.S. federal income tax consequences of an adjustment.

Constructive Distributions

Holders of convertible debt instruments such as the notes may, in certain circumstances, be deemed to have received distributions of stock if the conversion rate of the instruments is adjusted. However, adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the debt instruments generally will not be deemed to result in a constructive distribution of stock. Certain of the possible adjustments provided in the notes may not qualify as being pursuant to a bona fide reasonable adjustment formula. For example, a constructive distribution would result if the conversion rate were adjusted to compensate holders of notes for distributions of cash to our stockholders. The adjustment to the conversion rate of notes converted in connection with certain changes in control, as described under “Description of Notes—Conversion Rate

Adjustments—Make Whole Upon Certain Change in Control Transactions,” may also be treated as a constructive distribution. If the adjustments are made, you may be deemed to have received constructive distributions includible in your income in the manner described below under “—Taxation of Holders of Our Common Stock—Taxation of Taxable United States Stockholders Generally—Distributions Generally” even though you have not received any cash or property as a result of the adjustments. In addition, in certain circumstances, the failure to provide for this adjustment may also result in a constructive distribution to you.

Backup Withholding and Information Reporting

We are required to furnish to the record holders of the notes, other than corporations and other exempt holders, and to the IRS, information with respect to interest paid on the notes.

You may be subject to backup withholding with respect to interest paid on the notes or with respect to proceeds received from a disposition of the notes. Certain holders (including, among others, corporations and certain tax-exempt organizations) generally are not subject to backup withholding. You will be subject to backup withholding if you are not otherwise exempt and you (1) fail to furnish your taxpayer identification number (“TIN”), which, for an individual, is ordinarily his or her social security number; (2) furnish an incorrect TIN; (3) are notified by the IRS that you have failed to properly report payments of interest or dividends; or (4) fail to certify, under penalties of perjury, that you have furnished a correct TIN and that the IRS has not notified you that you are subject to backup withholding. Backup withholding is not an additional tax but, rather, is a method of tax collection. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided that the required information is furnished to the IRS in a timely manner.

Consequences to Non-United States Holders

The following is a summary of certain material U.S. federal income tax consequences that will apply to you if you are a non-United States holder of the notes. For purposes of this discussion, a “non-United States holder” means a holder of notes that is not a United States holder.

Payments of Interest on the Notes

You will not be subject to the 30% United States federal withholding tax with respect to payments of interest on the notes, provided that:

•        you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•        you are not a “controlled foreign corporation” with respect to which we are, directly or indirectly, a “related person;”

•        you are not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•        you provide your name and address, and certify, under penalties of perjury, that you are not a United States person (which certification may be made on an IRS Form W-8BEN (or successor form)), or you hold your notes through certain foreign intermediaries and you and the foreign intermediaries satisfy the certification requirements of applicable Treasury Regulations.

If you cannot satisfy the requirements described above, you will be subject to the 30% United States federal withholding tax with respect to payments of interest on the notes, unless you provide us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable United States income tax treaty or (2) IRS Form W-8ECI

(or successor form) stating that the interest is not subject to withholding tax because it is effectively connected with the conduct of a United States trade or business. If you are engaged in a trade or business in the United States and interest on a note is effectively connected with your conduct of that trade or business, you will be subject to U.S. federal income tax on that interest on a net income basis (although you will be exempt from the 30% withholding tax, provided the certification requirements described above are satisfied) in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower rate as may be prescribed under an applicable United States income tax treaty) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States.

Additional Amounts

Absent further relevant guidance from the IRS, we intend to treat payments of additional amounts, if any, made to non-United States holders (as described above under “Description of Notes—Registration Rights; Additional Interest”) as subject to United States federal withholding tax. Therefore, we intend to withhold payments at a rate of 30% unless we receive a properly executed and updated IRS Form W-8BEN or an IRS Form W-8ECI from you claiming, respectively, that these payments are subject to reduction or elimination of withholding under an applicable treaty or that the payments are effectively connected with your conduct of a United States trade or business. If we withhold tax from any payment of additional amounts made to you and the payment was determined not to be subject to United States federal tax, you generally would be entitled to a refund of any tax withheld.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

Any gain realized by you on the sale, exchange, redemption or other taxable disposition of a note (except with respect to accrued and unpaid interest, which would be taxable as described above) generally will not be subject to U.S. federal income tax unless:

•        the gain is effectively connected with your conduct of a trade or business in the United States;

•        you are an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition, and certain conditions are met; or

•        the notes constitute a “United States real property interest,” or “USRPI,” within the meaning of the Foreign Investment in Real Property Tax Act, or FIRPTA.

If your gain is described in the first bullet point above, you generally will be subject to U.S. federal income tax on the net gain derived from the sale. If you are a corporation, then you may be required to pay a branch profits tax at a 30% rate (or a lower rate as may be prescribed under an applicable United States income tax treaty) on any effectively connected gain. If you are an individual described in the second bullet point above, you will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by United States source capital losses, even though you are not considered a resident of the United States. Non-United States holders should consult any applicable income tax treaties that may provide for different rules. In addition, these holders are urged to consult their tax advisors regarding the tax consequences of the acquisition, ownership and disposition of the notes or the common stock.

Although the applicable rules are not entirely clear, we believe currently that the notes do not constitute USRPIs and, accordingly, that United States federal withholding tax does not apply under FIRPTA to any redemption, repurchase or other taxable disposition of the notes. There can be no assurance, however, that the notes will not constitute USRPIs, depending on the facts in existence at the time of any redemption, repurchase or other taxable disposition of the notes, in which case, we may be required to withhold 10% of any amounts payable on redemption or repurchase by us of a note. Further, any other sale or disposition of a note may be subject to U.S. federal income tax withholding.

Generally, the sale, redemption, repurchase or other taxable exchange of a note is exempt from U.S. federal income tax under FIRPTA if (1) our common stock is part of a class of stock that is regularly traded on an established securities market and the Non-United States holders held notes that, on the date of their acquisition, had a fair market value equal to or less than the fair market value on that date of 5% of our common stock or (2) we are a “domestically-controlled qualified investment entity.” We will be a “domestically-controlled qualified investment entity” if at all times during a specified testing period we are a REIT and less than 50% in value of our common stock is held directly or indirectly by non-U.S. persons. We believe that we currently are a “domestically-controlled qualified investment entity,” but because our common stock is publicly traded, there can be no assurance that we, in fact, are qualified or will continue to qualify as a “domestically-controlled qualified investment entity.” See “—Taxation of Holders of Our Common Stock—Taxation of Non-United States Stockholders—Sale of Our Common Stock” below. If a sale, redemption, repurchase or exchange of a note is exempt from U.S. federal income tax under FIRPTA, any amounts withheld from payments to a non-United States holder may be refunded or credited against the non-United States holder’s United States federal income tax liability, provided that the required information is provided to the IRS.

Conversion of the Notes

To the extent you receive cash upon conversion of a note, you generally would be subject to the rules described under “—Consequences to Non-United States Holders—Sale, Exchange, Redemption of Other Taxable Disposition of the Notes” above. Otherwise, you generally will not recognize any income, gain or loss on the conversion of a note into common stock (except with respect to common stock received with respect to accrued interest, which would be taxable as described above).

Backup Withholding and Information Reporting

If you are a non-United States holder, in general, you will not be subject to backup withholding with respect to payments that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person and you have given us the statement described above under “—Consequences to Non-United States Holders—Payments of Interest on the Notes.” In addition, you will not be subject to backup withholding with respect to the proceeds of the sale of a note within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States person, as defined under the Code, or you otherwise establish an exemption. However, we may be required to report annually to the IRS and to you the amount of, and the tax withheld with respect to, any interest paid to you, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside.

You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided that the required information is furnished to the IRS in a timely manner.

Taxation of the Company

General.   We were formed on May 12, 1994 and qualified to be taxed as a REIT under Sections 856 through 860 of the Code commencing with the tax year ending December 31, 1995. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Code commencing with the tax year ending December 31, 1995. We currently intend to continue to operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT. See the section below entitled “—Failure to Qualify.”

The sections of the Code and the corresponding Treasury Regulations that relate to the qualification and operation of a REIT are highly technical and complex. The following sets forth the material aspects of the sections of the Code that govern the federal income tax treatment of a REIT. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations, and related administrative and judicial interpretations thereof.

Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that typically results from investment in a C corporation. A C corporation generally is required to pay tax at the corporate-level. Double taxation generally means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will be required to pay federal income tax, however, as follows:

•        First, we will be required to pay tax at regular corporate tax rates on any undistributed REIT taxable income, including undistributed net capital gains.

•        Second, we may be required to pay the “alternative minimum tax” on our items of tax preference under certain circumstances.

•        Third, if we have (1) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

•        Fourth, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•        Fifth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (a) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test, and (b) 95% of our gross income (90% for our taxable years ended on or prior to December 31, 2004) exceeds the amount qualifying under the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•        Sixth, if we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% or 10% asset test) discussed below, due to reasonable cause, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail the test.

•        Seventh, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each failure.

•        Eighth, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•        Ninth, if we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition gain assume that certain elections specified in applicable Treasury Regulations are either made or forgone, by us or by the entity from which the assets are acquired, in each case, depending on the date the acquisition occurred.

•        Tenth, we will be subject to a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a “taxable REIT subsidiary” of ours. See “—Ownership of Interests in Taxable REIT Subsidiaries.” Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations.

Requirements for Qualification as a REIT.   The Code defines a REIT as a corporation, trust or association:

(1)       that is managed by one or more trustees or directors;

(2)       that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)       that would be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

(4)       that is not a financial institution or an insurance company within the meaning of the Code;

(5)       that is beneficially owned by 100 or more persons;

(6)       not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, as defined in the Code to include certain specified entities, during the last half of each taxable year; and

(7)       that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), specified tax-exempt entities generally are treated as individuals, except that a “look-through” exception applies with respect to pension funds.

We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions are described under the heading “Restriction on Transfer, Acquisition and Redemption of Shares.” These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next two sentences, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “—Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships and Limited Liability Companies.   We own and operate one or more properties through partnerships and limited liability companies. Treasury Regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership based on our interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below. Also, we will be deemed to be entitled to our proportionate share of the income of the partnership. The assets and gross income of the partnership retain the same character in our hands for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we own a direct or indirect interest include the partnership’s share of assets and items of income of any partnership in which it owns an interest. We have included a brief summary of the rules governing the federal income taxation of partnerships and limited liability companies below in “—Tax Aspects of the Partnerships and Limited Liability Companies.” The treatment described above also applies with respect to the ownership of interests in limited liability companies or other entities that are treated as partnerships for tax purposes.

We have direct or indirect control of certain partnerships and limited liability companies and intend to continue to operate them in a manner consistent with the requirements for qualification as a REIT. From time to time we may be a limited partner or non-managing member in certain partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in the entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of the action in time to dispose of our interest in the applicable entity or take other corrective action on a timely basis. In this case, unless we were entitled to relief, as described below, we would fail to qualify as a REIT.

Ownership of Interests in Qualified REIT Subsidiaries.   We may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock, and if we do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation for federal tax purposes. All assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code, including the REIT qualification tests. Thus, in applying the federal tax requirements described in this prospectus supplement, any corporations in which we own a 100% interest (other than any taxable REIT subsidiaries) are ignored, and all assets, liabilities and items of income, deduction and credit of corporations are treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of the voting power or value of the issuer’s securities or more than 5% of the value of our total assets, as described below in “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries.   A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value. A taxable REIT subsidiary generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT, except that a taxable REIT subsidiary may not directly or indirectly operate or manage a lodging or healthcare facility or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or healthcare facility is operated. A taxable REIT subsidiary is subject to federal income tax as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary’s debt-to-equity ratio and interest expense are not satisfied. We currently own interests in a taxable REIT subsidiary, and may acquire interests in additional taxable REIT subsidiaries in the future. Our ownership of securities of our taxable REIT subsidiaries will not be subject to the 5% or 10% asset tests described below. See “—Asset Tests.”

Income Tests.   We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from certain investments relating to real property or mortgages on real property, including “rents from real property” and, in certain circumstances, interest, or from certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from the real property investments described above, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements described above only if all of the following conditions are met:

•        The amount of rent must not be based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

•        We, or an actual or constructive owner of 10% or more of our capital stock, must not actually or constructively own 10% or more of the interests in the assets or net profits of the tenant or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from a tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by our taxable REIT subsidiary are substantially comparable to rents paid by our other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if the modification increases the rents due under the lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and the modification results in an increase in the rents payable by the taxable REIT subsidiary, any increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of the taxable REIT subsidiary.

•        Rent attributable to personal property, leased in connection with a lease of real property, must not be greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of rent attributable to the personal property will not qualify as “rents from real property”; and

•        We generally must not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception, other than through an independent contractor from whom we derive no revenue. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.”

We generally do not intend to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may have taken and may continue to take actions which fail to satisfy one or more of the above conditions to the extent that we determine, based on the advice of our tax counsel, that those actions will not jeopardize our tax status as a REIT.

Income we receive that is attributable to the rental of parking spaces at our properties will constitute rents from real property for purposes of the REIT gross income tests if certain services provided with respect to the parking spaces are performed by independent contractors from whom we derive no revenue, either directly or indirectly, or by a taxable REIT subsidiary, and certain other requirements are met. We believe that the income we receive that is attributable to parking spaces meets these tests and, accordingly, will constitute rents from real property for purposes of the REIT gross income tests.

From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. The hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Any income we derive from a hedging transaction will be nonqualifying income for purposes of the 75% gross income test. Except to the extent provided by Treasury Regulations, however, income from a hedging transaction, including gain from the sale or disposition of a transaction, entered into prior to January 1, 2005, will be qualifying income for purposes of the 95% gross income test, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate. Income from a hedging transaction entered into on or after January 1, 2005 that is clearly identified as specified in the Code will not constitute gross income for purposes of the 95% gross income test, and therefore will be exempt from this test. The term “hedging transaction,” as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of interest rate changes or fluctuations with respect to borrowings made or to be made by us. To the extent that we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

We believe that the aggregate amount of our nonqualifying income, from all sources, in any taxable year will not exceed the limit on nonqualifying income under the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. Commencing with our taxable year beginning January 1, 2005, we generally may make use of the relief provisions if:

•        following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for the taxable year in accordance with Treasury Regulations to be issued; and

•        our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “—Taxation of the Company—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite our periodic monitoring of our income.

Prohibited Transaction Income.   Any gain that we realize on the sale of property held as inventory or other property held primarily for sale to customers in the ordinary course of business, including our share of any gain realized by partnerships, limited liability companies or qualified REIT subsidiaries in which we own an interest, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. However, the IRS may contend that one or more of these sales is subject to the 100% penalty tax.

Penalty Tax.   Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by one of our taxable REIT subsidiaries, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

We believe that, in all instances in which our taxable REIT subsidiaries provide services to our tenants, the fees paid to our taxable REIT subsidiaries for these services are at arm’s length rates, although the fees paid may not satisfy the safe-harbor provisions referenced above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to reflect their respective incomes clearly. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s length fee for tenant services over the amount actually paid.

Asset Tests.   At the close of each quarter of our taxable year, we must also satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets, including assets held by our qualified REIT subsidiaries and our allocable share of the assets held by the partnerships and limited liability companies in which we own an interest, must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public debt offering with a term of at least five years, but only for the one-year period beginning on the date the REIT receives the proceeds.

Second, not more than 25% of the value of our total assets may be represented by securities other than those securities included in the 75% asset test.

Third, of the investments included in the 25% asset class and except for certain investments in other REITs, and our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer, except, in the case of the 10% value test, certain “straight debt” securities. Certain types of securities are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, commencing with our taxable year beginning January 1, 2005, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purposes certain securities described in the Code. For years prior to 2001, the 10% limit applies only with respect to voting securities of any issuer and not to the value of the securities of any issuer.

Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. The 20% asset test is effective for taxable years ending after December 31, 2000.

We own stock of a corporation which has elected, together with us, to be treated as a taxable REIT subsidiary. We may have additional taxable REIT subsidiaries in the future. So long as these corporations qualify as taxable REIT subsidiaries, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of their securities. We or one or more of our taxable REIT subsidiaries may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries will not exceed 20% of the aggregate value of our gross assets. With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our ownership of the securities of any issuer has complied with the 5% value limitation, the 10% voting securities limitation and the 10% value limitation. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value. We also own, and may continue to make, loans which must qualify under the “straight debt safe harbor” in order to satisfy the 10% value limitation described above. We believe that all existing loans have qualified under this safe-harbor. However, there is relatively little authority interpreting this safe-harbor and, as a result, there can be no assurance that the IRS would not take a contrary position.

The asset tests described above must be satisfied at the close of each quarter of our taxable year in which we (directly or through our partnerships, limited liability companies or qualified REIT subsidiaries) acquire securities in the applicable issuer, increase our ownership of securities of the issuer (including as a result of increasing our interest in a partnership or limited liability company which owns the securities), or acquire other assets. For example, our indirect ownership of securities of an issuer may increase as a result of our capital contributions to a partnership or limited liability company. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interests in a partnership or limited liability company), we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained and intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. In addition, we intend to take these actions within 30 days after the close of any quarter as may be required to cure any noncompliance. With respect to our taxable years ended on or before December 31, 2004, if we failed to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests if the value of our nonqualifying assets (1) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (2) we dispose of the nonqualifying assets or otherwise satisfy these tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (1) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset test within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (3) disclosing certain information to the IRS.

Although we expect to satisfy the asset tests described above and plan to take steps to ensure that we satisfy these tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner and the relief provisions described above do not apply, we would cease to qualify as a REIT.

Distribution Requirements.   To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•        90% of our “REIT taxable income”; and

•        90% of our after-tax net income, if any, from foreclosure property;

•        minus the excess of the sum of certain items of non-cash income items over 5% of our “REIT taxable income,” as described below.

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, and any like-kind exchanges that are later determined to be taxable.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of the asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (1) the fair market value of the asset on the date we acquired the asset over (2) our adjusted basis in the asset on the date we acquired the asset.

In general, we must pay these distributions in the taxable year to which they relate or in the following taxable year if they are declared before we timely file our tax return for the year and paid on or before the first regular dividend payment following their declarations. Except as provided below, these distributions generally are taxable to our stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of our 90% distribution requirement. However, dividends we declare during the last three months of a taxable year and payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year. The amount distributed must not be preferential (i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated otherwise than according to its dividend rights as a class). To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular ordinary and capital gain corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the receipt of income and payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. If these timing differences occur, we may need to borrow funds or pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the IRS based upon the amount of any deduction taken for deficiency dividends.

Furthermore, we will be required to pay a 4% excise tax to the extent the amounts we actually distribute during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following that year) are less than the sum of 85% of our REIT ordinary income for the year, 95% of our REIT capital gain net income for the year and any undistributed taxable income from prior periods. Any REIT taxable income and capital gain net income on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating this tax.

In addition, the Code provides certain limitations on the utilization of losses allocable to leased property owned by a partnership having both taxable and tax-exempt partners. Currently, it is unclear how the transition rules and effective dates will apply to entities such as the partnerships in which we own an interest and that have tax-exempt partners. However, the IRS issued notices stating that it will not apply this provision to partnerships for taxable years beginning before the dates specified in notices based solely on the fact that a partnership had both taxable and tax-exempt partners. It is important to note that these notices provide relief for our partnership’s taxable years ending December 31, 2004 and 2005 only. Accordingly, commencing with our taxable year beginning January 1, 2006, unless Congress passes corrective legislation which addresses this issue or some other form of relief, certain losses (if any)

generated with respect to properties owned by any partnerships in which we own an interest that also have tax-exempt partners may be disallowed until future years. This could increase the amount of distributions we are required to make in a particular year in order to meet the REIT distribution requirements and also could increase the portion of distributions to its stockholders that are taxable as dividends.

Like Kind Exchanges.   We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any transaction to qualify as a like-kind exchange could subject us to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure to Qualify

Commencing with our taxable year beginning January 1, 2005, specified cure provisions are available to us in the event that we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and assets tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Partnerships and Limited Liability Companies

General.   We own, directly or indirectly, interests in various partnerships and limited liability companies which we expect to be treated as partnerships (or disregarded entities) for federal income tax purposes. We may own additional partnerships and limited liability companies in the future. In general, entities that are classified as partnerships (or disregarded entities) for federal income tax purposes are “pass-through” entities which are not required to pay federal income tax. Rather, partners or members of these entities are allocated their pro rata shares of the items of income, gain, loss, deduction and credit of the entity, and are potentially required to pay tax thereon, without regard to whether the partners or members receive a distribution of cash from the entity. We include in our income our allocable share of the foregoing items, based on the partnership agreement, for purposes of computing our REIT taxable income. For purposes of applying the REIT income and asset tests, we include our allocable share of the income generated by and the assets held by the partnerships and limited liability companies in which we own an interest, including their shares of the income and assets of any subsidiary partnerships and limited liability companies, based on our capital interests in these entities. See “—Taxation of the Company.”

Our ownership of interests in partnerships and limited liability companies involves special tax considerations. These special tax considerations include, for example, the possibility that the IRS might challenge the status of one or more of the partnerships or limited liability companies in which we own an interest as partnerships (or disregarded entities), as opposed to associations taxable as corporations, for federal income tax purposes. If a partnership or limited liability company in which we own an interest, or one or more of its subsidiary partnerships or limited liability companies, were treated as an association, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change, and could prevent us from satisfying the REIT asset tests or the REIT income tests (see “—Taxation of the Company—Asset Tests” and “—Taxation of the Company—Income Tests”). This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of one or more of the partnerships or limited liability companies in which we own an interest might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

Treasury Regulations that apply for tax periods beginning on or after January 1, 1997, provide that a domestic business entity not otherwise organized as a corporation (an “eligible entity”) may elect to be taxed as a partnership or disregarded entity for federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997, will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an eligible entity which did not exist or did not claim a classification prior to January 1, 1997, will be classified as a partnership or disregarded entity for federal income tax purposes unless it elects otherwise. All of the partnerships and limited liability companies in which we own an interest intend to claim classification as partnerships or disregarded entities under these Treasury Regulations. As a result, we believe that these partnerships and limited liability companies will be classified as partnerships or disregarded entities for federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction.   A partnership or limited liability company agreement generally will determine the allocation of income and losses among partners or members. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the related Treasury Regulations. Generally, Section 704(b) of the Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of the partners and members. If an allocation is not recognized for federal income tax purposes, the relevant item will be reallocated according to the partners’ or members’ interests in the partnership or limited liability company, as the case may be. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to the item. The allocations of taxable income and loss in each of the partnerships and limited liability companies in which we own an interest are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to the Properties.   Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or loss is generally equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Some of the partnerships or limited liability companies in which we own an interest were formed by way of contributions of appreciated property. The relevant partnership or limited liability company agreements require that allocations be made in a manner consistent with Section 704(c) of the Code. These allocations could cause us to be allocated (1) lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution, and (2) taxable gain in the event of a sale of the contributed properties in excess of the economic or book income allocated to us of as a result of the sale, with a corresponding benefit to the contributing partners or members. As a result, these allocations could make it more difficult for us to satisfy the REIT distribution requirements.

Taxation of Holders of Our Common Stock

The following summary describes the principal U.S. federal income tax consequences to United States holders of owning and disposing of our common stock. This summary deals only with our common stock held as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Code). Your tax treatment will vary depending upon your particular situation, and this discussion does not address all the tax consequences that may be relevant to you in light of your particular circumstances. See “—Taxation of Holders of the Notes.”

Taxation of Taxable United States Stockholders Generally

Distributions Generally.   Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends, and certain amounts that have previously been subject to corporate level tax, discussed below, will be taxable to taxable United States holders as ordinary income. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of United States holders that are corporations.

To the extent that we make distributions on our common stock in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to a United States holder. This treatment will reduce the United States holder’s adjusted tax basis in its shares of our common stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a United States holder’s adjusted tax basis in its shares will be taxable as capital gain. The gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. United States holders may not include in their own income tax returns any of our net operating losses or capital losses.

Capital Gain Dividends.   Dividends that we properly designate as capital gain dividends will be taxable to our taxable United States holders as a gain from the sale or disposition of a capital asset, to the extent that the gain does not exceed our actual net capital gain for the taxable year. These gains may be taxable to non-corporate United States holders at a 15%or 25% rate.

Retention of Net Capital Gains.   We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a United States holder generally would:

•        include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•        be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the United States holder’s long-term capital gains;

•        receive a credit or refund for the amount of tax deemed paid by it;

•        increase the adjusted basis of its common stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•        in the case of a United States holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations.   Distributions we make and gain arising from the sale or exchange by a United States holder of our shares will not be treated as passive activity income. As a result, United States holders generally will not be able to apply any “passive losses” against this income or gain. A United States holder may elect to treat capital gain dividends, capital gains from the disposition of stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in this case, the stockholder will be taxed at ordinary income rates on the amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Common Stock.   If a United States holder sells or disposes of shares of our common stock to a person other than us, it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the shares for tax purposes. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held the common stock for more than one year. If, however, a United States holder recognizes loss upon the sale or other disposition of our common stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the United States holder received distributions from us which were required to be treated as long-term capital gains.

Backup Withholding and Information Reporting

We report to our United States holders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A United States holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder’s federal income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See “—Taxation of Non-United States Stockholders.”

Tax Rates

The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain “capital gain dividends,” has generally been reduced to 15%(although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) ”qualified dividend income” has generally been reduced to 15%. In general, dividends payable by REITs are not eligible for the reduced tax rate on corporate dividends, except to the extent that certain holding requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year). The currently applicable provisions of the U.S. federal income tax laws relating to the 15% tax rate are currently scheduled to “sunset” or revert to the provisions of prior law effective for taxable years beginning after December 31, 2010, at which time the capital gains tax rate will be increased to 20% and the rate applicable to dividends will be increased to the tax rate then applicable to ordinary income.

Taxation of Tax Exempt Stockholders

Dividend income from us and gain arising upon a sale of our common stock generally will not be unrelated business taxable income to a tax-exempt stockholder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt stockholder holds its shares as “debt-financed property” within the meaning of the Code or if the shares are used in a trade or business of the tax-exempt stockholder. Generally, “debt-financed property” is property, the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our common stock will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our common stock. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if the REIT is not “predominantly held” by “qualified trusts.” As a result of limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described in this paragraph should be inapplicable to our stockholders. However, because our stock is publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-United States Stockholders

The following discussion addresses the rules governing U.S. federal income taxation of the ownership and disposition of our common stock by non-United States holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of the rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation that may be relevant to a non-United States holder in light of its particular circumstances and does not address any state, local or foreign tax consequences. We urge non-United States holders to consult their tax advisors to determine the impact of federal, state, local and foreign income tax laws on the purchase, ownership, and disposition of shares of our common stock, including any reporting requirements.

Distributions Generally.   Distributions that are neither attributable to gain from our sale or exchange of United States real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. The distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or a lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by the non-United States holder of a United States trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a trade or business will be subject to tax on a net basis at graduated rates, in the same manner as dividends paid to United States holders are subject to tax, and are generally not subject to withholding. Any dividends received by a non-United States holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or a lower rate as may be specified by an applicable income tax treaty.

We expect to withhold United States income tax at the rate of 30% on any distributions made to a non-United States holder unless:

•        a lower treaty rate applies and the non-United States holder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate; or

•        the non-United States holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-United States holder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-United States holder to the extent that distributions do not exceed the non-United States holder’s adjusted basis in our common stock, but rather will reduce the adjusted basis of common stock. To the extent that these distributions exceed a non-United States holder’s adjusted basis in our common stock, they will give rise to gain from the sale or exchange of the stock. The tax treatment of this gain is described below.

For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, a portion of amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of its current and accumulated earnings and profits.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests.   Distributions to a non-United States holder that we properly designate as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to U.S. federal income taxation, unless:

(1)   the investment in our common stock is treated as effectively connected with the non-United States holder’s United States trade or business, in which case the non-United States holder will be subject to the same treatment as United States holders with respect to the gain, except that a non-United States holder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or

(2)   the non-United States holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Pursuant to FIRPTA, distributions to a non-United States holder that are attributable to gain from our sale or exchange of United States real property interests (whether or not designated as capital gain dividends) will cause the non-United States holder to be treated as recognizing gain as income effectively connected with a United States trade or business. Non-United States holders would generally be taxed at the same rates applicable to United States holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 35% of any distribution to a non-United States holder that is designated as a capital gain dividend, or, if greater, 35% of a distribution to the non-United States holder that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-United States holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock which is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-United States stockholder did not own more than 5% of the class of stock at any time during the one-year period ending on the date of the distribution. Instead, these distributions will be treated as ordinary dividend distributions.

Retention of Net Capital Gains.   Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of the common stock held by United States holders generally should be treated with respect to non-United States holders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-United States holder would be able to offset as a credit against its U.S. federal income tax liability resulting from their proportionate share of the tax we pay on retained capital gains, and to receive from the IRS a refund to the extent their proportionate share of the tax paid by us exceeds their actual U.S. federal income tax liability.

Sale of Our Common Stock.   Gain recognized by a non-United States holder upon the sale or exchange of our common stock generally will not be subject to United States taxation unless the stock constitutes a “United States real property interest” within the meaning of FIRPTA. As described under “—Consequences to Non-United States Holders—Payments of Interest on the Notes,” our common stock will not constitute a “United States real property interest” so long as we are a “domestically-controlled qualified investment entity.” A “domestically-controlled qualified investment entity” includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-United States holders. We believe, but cannot guarantee, that we have been a “domestically-controlled qualified investment entity.” Even if we have been a “domestically-controlled qualified investment entity,” because our capital stock is publicly traded, no assurance can be given we will continue to be a “domestically-controlled qualified investment entity.”

Notwithstanding the foregoing, gain from the sale or exchange of our common stock not otherwise subject to FIRPTA will be taxable to a non-United States holder if either (1) the investment in our common stock is treated as effectively connected with the non-United States holder’s United States trade or business or (2) the non-United States holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In addition, even if we are a “domestically-controlled qualified investment entity,” upon disposition of our common stock (subject to the 5% exception applicable to “regularly traded” stock described below), a non-United States holder may be treated as having gain from the sale or exchange of United States real property interest if the non-United States holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a United States real property interest and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after the ex-dividend date.

Even if we do not qualify as a “domestically-controlled qualified investment entity” at the time a non-United States holder sells or exchanges our common stock, gain arising from a sale or exchange would not be subject to United States taxation under FIRPTA as a sale of a “United States real property interest” if:

(1)       our common stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market such as the NYSE; and

(2)   the non-United States holder owned, actually and constructively, 5% or less of our common stock throughout the five-year period ending on the date of the sale or exchange.

If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, the non-United States holder would be subject to regular U.S. federal income tax with respect to the gain in the same manner as a taxable United States holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the common stock would be required to withhold and remit to the IRS 10% of the purchase price.

Backup Withholding Tax and Information Reporting.   Generally, we must report annually to the IRS the amount of dividends paid to a non-United States holder, the holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-United States holder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-United States holder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-United States holder may be subject to information reporting and backup withholding unless the holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-United States holder is a United States person.

Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS.

Other Tax Consequences

State, local and foreign income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. You should consult your tax advisor regarding the effect of state, local and foreign tax laws with respect to our tax treatment as a REIT and on an investment in the notes and our common stock.

SELLING SECURITYHOLDERS

On November 13, 2006, we issued all of the notes in a private placement to Wachovia Capital Markets, LLC, BMO Capital Markets, LLC and KeyBanc Capital Markets, a division of McDonald Investments Inc., as the initial purchasers (each an “initial purchaser” and together, the “initial purchasers”). These initial purchasers then resold the notes in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by the initial purchasers to be qualified institutional buyers in reliance on Rule 144A of the Securities Act. All of the notes were issued as “restricted securities” under the Securities Act. Selling securityholders may from time to time offer and sell pursuant to this prospectus any, all or none of the notes and shares of common stock issuable upon conversion of the notes.

The following table sets forth information, as of February 8, 2007, with respect to the selling securityholders and the principal amounts of notes beneficially owned by each selling securityholder that may be offered from time to time pursuant to this prospectus. The information is based on information provided by or on behalf of the selling securityholders as of February 8, 2007. The selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their notes since the date on which they provided the information regarding their notes in transactions exempt from the registration requirements of the Securities Act. The percentage of notes outstanding beneficially owned by each selling securityholder is based on $180,000,000 aggregate principal amount of notes outstanding. The number of shares of common stock owned prior to the offering includes shares of common stock issuable upon conversion of the notes. The percentage of common stock outstanding beneficially owned by each selling securityholder is based on 65,079,761 shares of common stock outstanding as of February 7, 2007. The number of shares of common stock issuable upon conversion of the notes offered hereby is based on a maximum conversion rate of 55.5556, and a cash payment in lieu of any fractional share. The current conversion rate is 48.2824 shares of common stock issuable upon conversion of the notes offered hereby, which is based on a conversion price of approximately $20.71. The conversion price, and therefore, the number of shares of common stock issuable upon conversion of the notes, is subject to adjustment under certain circumstances. See “Description of Notes—Make Whole Upon Certain Change in Control Transactions” and “Description of Notes—Conversion Rate Adjustments” in this prospectus.

Name	Principal Amount of Notes Beneficially Owned and Offered Hereby(1)	Percentage of Outstanding Notes	Common Stock Offered Hereby(2)	Percentage of Common Stock Outstanding(3)
Akanthos Arbitrage Master Fund, L.P.(4)	$12,500,000	6.94%	694,445	1.06%
Basso Fund Ltd.(5)	$375,000	*	20,833	*
Basso Holdings Ltd.(5)	$5,450,000	3.03%	302,778	*
Basso Multi-Strategy Holding Fund Ltd.(5)	$1,250,000	*	69,444	*
Black Diamond Convertible Offshore LDC(6)	$2,929,000	1.63%	162,722	*
Black Diamond Offshore Ltd.(6)	$412,000	*	22,888	*
CNH CA Master Account, L.P.(7)	$1,000,000	*	55,555	*
CQS Convertible and Quantitative Strategies Master Fund Limited(8)	$1,000,000	*	55,555	*
DBAG London(9)	$19,972,000	11.10%	1,109,556	1.68%
D.E. Shaw Valence Portfolios, L.L.C.(10)	$10,000,000	5.56%	555,556	*
Deutsche Bank Securities Inc.(11)	$2,000,000	1.11%	111,111	*
Double Black Diamond Offshore LDC(6)	$3,159,000	1.76%	175,500	*
Five Sticks, L.P.(5)	$425,000	*	23,611	*
Highbridge Convertible Master Fund LP(12)	$2,500,000	1.39%	138,889	*
Highbridge International LLC(12)	$5,000,000	2.78%	277,778	*
LDG Limited(13)	$152,000	*	8,444	*
Sunrise Partners Limited Partnership(14)	$6,000,000	3.33%	333,333	*
SuttonBrook Capital Portfolio LP(15)	$19,250,000	10.69%	1,069,445	1.62%
TQA Master Fund, Ltd.(16)	$970,000	*	53,888	*
TQA Master Plus Fund, Ltd.(16)	$558,000	*	31,000	*
UBS O’Conner LLC f/b/o O’Connor Global Convertible Arbitrage Master Limited(17)	$7,962,000	4.42%	442,333	*
UBS O’Connor LLC f/b/o O’Connor Global Convertible Arbitrage II Master Limited(17)	$1,038,000	*	57,666	*
Zurich Institutional Benchmarks Master Fund Ltd. c/o TQA Investors, LLC(16)	$320,000	*	17,777	*
Any other holder of notes or future transferee, pledgee, donee or successor of any holder(18)	$75,778,000	42.10%	4,209,901	6.08%
Total	$180,000,000	100%	10,000,008	13.32%

*       Less than 1%.

(1)   The maximum principal amount of notes that may be sold under this prospectus will not exceed $180,000,000. Assuming all of the notes are sold under this prospectus, no selling securityholder will beneficially own any notes upon completion of this offering.

(2)   Represents the maximum number of shares of our common stock issuable upon conversion of all of the holder’s notes based on the maximum conversion rate of 55.5556 shares of our common stock per $1,000 principal amount of notes and a cash payment in lieu of any fractional shares. The actual number of shares of common stock issued upon conversion of the notes may be smaller. See “Description of Notes—Conversion Settlement.” The current conversion rate is 48.2824 shares of our common stock per $1,000 principal amount of notes. See “Description of Notes—Conversion Rate Adjustments.”

(3)   Calculated based on Rule 13d-3(d)(1) under the Exchange Act using 65,079,761 shares of our common stock outstanding as of February 7, 2007. In calculating this amount for each holder, we treated as outstanding the number of shares of our common stock issuable upon conversion of all of that holder’s notes, but we did not assume conversion of any other holder’s notes. The actual number of shares of common stock issued upon conversion of the notes may be smaller. See “Description of Notes—Conversion Settlement.”

(4)   Michael Kao, the managing member of Akanthos Capital Management, LLC, general partner, controls the voting and disposition of the securities held by Akanthos Arbitrage Master Fund, L.P.

(5)   Basso Capital Management, L.P. (“Basso”) is the investment manager to Basso Fund Ltd., Basso Holdings Ltd., Basso Multi-Strategy Holding Fund Ltd. and the subadvisor to Five Sticks, L.P. (collectively, the “Basso Funds”). Howard Fischer is a managing member of Basso GP LLC, the general partner of Basso. Mr. Fischer controls the voting and disposition of the securities held by the Basso Funds. Mr. Fischer disclaims ultimate beneficial ownership of the shares.

(6)   Clint D. Carlson controls the voting and disposition of the securities held by Black Diamond Convertible Offshore LDC, Black Diamond Offshore Ltd. and Double Black Diamond Offshore LDC.

(7)   CNH Partners, LLC is the investment advisor of CNH CA Master Account, L.P. Robert Krail, Mark Mitchell and Todd Pulvino are investment principals for CNH Partners, LLC and thus have the power to direct the voting and disposition of the securities held by CNH CA Master Account, L.P. on behalf of CNH Partners, LLC.

(8)   Alan Smith, Blair Gauld, Dennis Hunter, Karla Bolden and Tim Rogers are directors and thus have the power to direct the voting and disposition of the securities held by CQS Convertible and Quantitative Strategies Master Fund Limited.

(9)   Patrick Corrigan controls the voting and disposition of the securities held by DBAG London.

(10)    D.E. Shaw & Co. L.P. is either managing member or investment adviser of D.E. Shaw Valence Portfolios, L.L.C. Julius Gaudio, Eric Wepsic, and Anne Dinning, or their designees, control the voting and disposition of the securities held by D.E. Shaw Valence Portfolios, L.L.C. on behalf of D.E. Shaw & Co. L.P.

(11)    Deutsche Bank Securities Inc. is a publicly held entity and an investment company.

(12)    Highbridge Capital Management, LLC is the trading manager of Highbridge Convertible Master Fund LP and Highbridge International LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and thus have the power to direct the voting and disposition of the securities held by Highbridge Convertible Master Fund LP and Highbridge International LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Highbridge Convertible Master Fund LP and Highbridge International LLC.

(13)    TQA Investors LLC has the power to direct the voting and disposition of the securities held by LDG Limited. John Idone, Paul Bucci, Darren Langis and Andrew Anderson are members of TQA Investors LLC and thus have the power to direct the voting and disposition of the securities held by LDG Limited on behalf of TQA Investors LLC.

(14)    S. Donald Sussman and Lauren Rose control the voting and disposition of the securities held by Sunrise Partners Limited Partnership.

(15)    SuttonBrook Capital Management LP is the investment manager of SuttonBrook Capital Portfolio LP. John London and Steven M. Weinstein control SuttonBrook Capital Management LP and thus have the power to direct the voting and disposition of the securities held by SuttonBrook Capital Portfolio LP.

(16)    TQA Investors LLC has the power to direct the voting and disposition of the securities held by TQA Master Fund, Ltd., TQA Master Plus Fund, Ltd. and Zurich Institutional Benchmarks Master Fund Ltd. c/o TQA Investors, LLC. Robert Butman, Paul Bucci, George Esser, Bartholomew Tesoriero, DJ Langis and Andrew Anderson are principals of TQA Investors, LLC and thus have the power to direct the voting and disposition of the securities held by TQA Master Fund, Ltd., TQA Master Plus Fund, Ltd. and Zurich Institutional Benchmarks Master Fund Ltd. c/o TQA Investors, LLC.

(17)    UBS O’Conner LLC f/b/o O’Connor Global Convertible Arbitrage Master Limited and UBS O’Connor LLC f/b/o O’Connor Global Convertible Arbitrage II Master Limited are each funds which cede investment control to UBS O’Connor LLC (the investment manager). The investment manager has the power to direct the voting and disposition of the securities held by UBS O’Conner LLC f/b/o O’Connor Global Convertible Arbitrage

Master Limited and UBS O’Connor LLC f/b/o O’Connor Global Convertible Arbitrage II Master Limited. UBS O’Connor LLC is a wholly owned subsidiary of UBS AG, which is a publicly held entity.

(18)    Additional selling securityholders not named in this prospectus will be not be able to use this prospectus for resales until they are named in the selling securityholder table by prospectus supplement or post-effective amendment. Transferees, successors and donees of identified selling securityholders will not be able to use this prospectus for resales until they are named in the selling securityholder table by prospectus supplement or post-effective amendment. If required, we will add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from holders named in this prospectus after the effective date of this prospectus.

PLAN                 OF DISTRIBUTION

The selling securityholders and their successors, which includes their pledgees, donees, partnership distributees and other transferees receiving the notes or common stock issuable upon conversion of the notes from the selling securityholders in non-sale transfers, may sell the notes and the common stock issuable upon conversion of the notes directly to purchasers or through underwriters, broker-dealers or agents. Underwriters, broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.

The notes and the common stock issuable upon conversion of the notes may be sold in one or more transactions at:

•        fixed prices that may be changed;

•        prevailing market prices at the time of sale;

•        prices related to the prevailing market prices;

•        varying prices determined at the time of sale; or

•        negotiated prices.

These sales may be effected in a variety of transactions, which may involve cross or block transactions, including the following:

•        on any national securities exchange or quotation service on which the notes or the common stock issuable upon conversion of the notes may be listed or quoted at the time of sale, including the New York Stock Exchange in the case of the common stock;

•        in the over-the-counter-market;

•        in transactions otherwise than on these exchanges or services or in the over-the-counter market (privately negotiated transactions);

•        through the writing and exercise of options (including the issuance of derivative securities), whether these options or such other derivative securities are listed on an options or other exchange or otherwise;

•        through the settlement of short sales; or

•        through any combination of the foregoing, or by any legally available means.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the transaction.

Selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions which may, in turn, engage in short sales of the notes or the common stock issuable upon conversion of the notes and deliver these securities to close out short positions. In addition, the selling securityholders may sell the notes and the common stock issuable upon conversion of the notes short and deliver the notes and common stock issuable upon conversion of the notes to close out short positions or loan or pledge the notes or the common stock issuable upon conversion of the notes to broker-dealers or other financial institutions that, in turn, may sell these securities. Selling securityholders may also enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealers or other financial institutions of the notes or the common stock issuable upon conversion of the notes or enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

Selling securityholders may decide not to sell all or a portion of the notes and the common stock issuable upon conversion of the notes offered by them pursuant to this prospectus or may decide not to sell any of the notes or the common stock issuable upon conversion of the notes under this prospectus. In addition, selling securityholders may sell or transfer their notes and shares of common stock issuable upon conversion of the notes other than by means of this prospectus. In particular, any securities covered by this prospectus that qualify for sale pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act may be sold thereunder, rather than pursuant to this prospectus.

The aggregate proceeds to the selling securityholders from the sale of the notes or common stock issuable upon conversion of the notes will be the purchase price of the notes or common stock less any discounts and commissions. A selling securityholder reserves the right to accept and, together with their agents, to reject any proposed purchase of notes or common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

In order to comply with the securities laws of some jurisdictions, if applicable, the holders of notes and common stock issuable upon conversion of the notes may sell in some jurisdictions through registered or licensed broker dealers. In addition, under certain circumstances in some jurisdictions, the holders of notes and the common stock issuable upon conversion of the notes may be required to register or qualify the securities for sale or comply with an available exemption from the registration and qualification requirements.

Our common stock is listed on the New York Stock Exchange under the symbol “IRC.” We do not intend to list the notes on any securities exchange or to include the notes in any automated quotation system. The notes originally issued in the private placement are eligible for trading on the PORTAL Market™. However, notes sold pursuant to this prospectus will no longer be eligible for trading on the PORTAL Market™. Accordingly, no assurance can be given as to the development of liquidity or any trading market for the notes.

The selling securityholders and any underwriters, broker-dealers or agents who participate in the distribution of the notes and the common stock issuable upon conversion of the notes may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any profits on the sale of the notes or the common stock realized by selling securityholders and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. If the selling securityholders were deemed to be underwriters, the selling securityholders will be subject to the prospectus delivery requirements of the Securities Act and may be subject to liabilities including, but not limited to, those of sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

If the notes and the common stock issuable upon conversion of the notes are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions.

Any selling securityholder who is a “broker-dealer” may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act. As a result, the selling securityholder may be an underwriter in connection with the sale of the notes or the common stock issuable upon conversion of the notes covered by this prospectus. We are not aware of any underwriting plan or agreement, underwriters’ or dealers’ compensation, or passive market making or stabilization transactions involving the purchase or distribution of those securities by any selling securityholder.

The selling securityholders, and any other persons participating in the distribution of the notes or common stock issuable upon conversion of the notes, will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes and the common stock issuable upon conversion of the notes. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the notes and the common stock issuable upon conversion of the notes to engage in market making activities with respect to the particular notes and common stock being distributed for a period of up to five business days prior to commencing the distribution. This limit may affect the marketability of the notes and the common stock issuable upon conversion of the notes and the ability to engage in market making activities with respect to the notes and the common stock issuable upon conversion of the notes.

If required, the specific notes or common stock issuable upon conversion of the notes to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

We entered into a registration rights agreement for the benefit of the holders of the notes to register the notes and common stock issuable upon conversion of the notes under applicable federal securities laws under specific circumstances and specific times. Under the registration rights agreement, the selling securityholders and we have agreed to indemnify each other and our respective controlling persons against, and in certain circumstances to provide contribution with respect to, specific liabilities in connection with the offer and sale of the notes and the common stock issuable upon conversion of the notes, including liabilities under the Securities Act. We will pay substantially all of the expenses incident to the registration of the notes and the common stock issuable upon conversion of the notes, except that the selling securityholders will pay all brokers’ commissions and, in connection with an underwritten offering, if any, underwriting discounts and commissions.

VALIDITY OF THE SECURITIES

Shefsky & Froelich Ltd., Chicago, Illinois has passed upon certain of the legal matters for the Company including those described under “U.S. Federal Income Tax Consequences” in this prospectus. Jenner & Block LLP has passed upon certain legal matters relating to the validity of the notes. Legal matters relating to the validity of the common stock issuable upon conversion of the notes and certain other legal matters relating to Maryland law has been passed upon by Venable LLP, Baltimore, Maryland.

EXPERTS

Our consolidated financial statements and the related financial statement schedule of Inland Real Estate Corporation as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Inland Real Estate Corporation

$180,000,000 Aggregate Principal Amount of 4.625% Convertible Senior Notes due 2026
and 10,000,008 Shares of Common Stock Issuable Upon Conversion of the Notes

PROSPECTUS

February 8, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by us in connection with the registration for resale of the 4.625% Convertible Senior Notes due 2026. All of the amounts shown are estimates except the Securities and Exchange Commission (“SEC”) registration fee and the New York Stock Exchange (“NYSE”) supplemental listing fee. The NYSE supplemental listing fee assumes the notes are convertible into 10,000,008 shares of common stock.

Amount
SEC Registration Fee	$19,260
NYSE Supplemental Listing Fee	$5,000
Costs of Printing	$50,000
Legal Fees and Expenses	$50,000
Accounting Fees and Expenses	$7,000
Miscellaneous	$10,000
Total	$141,260

ITEM 15.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Maryland General Corporation Law (the “MGCL”), under which we are organized, provides that each director will have no liability to the corporation or its stockholders for monetary damages if the director performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter permits the limitation of the liability of our directors and officers to the maximum extent permitted by Maryland law.

Section 2-418 of the MGCL permits a corporation, subject to certain limitations, to indemnify any director or officer made, or threatened to be made, a party to any proceeding (other than an action by or in the right of the corporation in respect of which the person is adjudicated to be liable to the corporation) by reason of service in that capacity against judgments, penalties, fines, settlements and reasonable expenses, including attorneys’ fees, actually incurred by the director or officer in connection with the proceeding unless:

•        the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•        the director or officer actually received an improper personal benefit in money, property or services; or

•        in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Except as described below, the charter and the bylaws authorize and direct the Company to indemnify and pay or reimburse reasonable expenses to any of our directors, officers, employees or agents to the fullest extent permitted by Maryland law so long as:

•        the person has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company;

•        the person was acting on the Company’s behalf or performing services for the Company;

•        the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnification, except that in the event that the person seeking indemnification is or was an independent director, such liability or loss was not the result of gross negligence or willful misconduct; and

•        any indemnification or agreement to be held harmless is recoverable only out of the assets of the Company and not from the stockholders.

In accordance with Maryland law, the charter and bylaws authorize us to advance amounts to any person entitled to indemnification for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied:

•        the legal action relates to acts or omissions with respect to the performance of duties or services by the person seeking indemnification for or on the behalf of the Company;

•        the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and

•        the person seeking indemnification undertakes to repay to the Company the advanced funds, together with interest at the applicable legal rate of interest, if it is later determined that the person seeking indemnification was not entitled to indemnification.

We may purchase and maintain insurance on behalf of any of our directors, officers, employees or agents against any liability incurred in any such capacity with the Company or arising out of such status. The Company will not, however, incur the costs of any liability insurance that insures any person against liability for which he, she or it could not be indemnified under the charter or bylaws.

We have been advised that, in the opinion of the Commission, indemnification of liabilities arising under the Securities Act is contrary to public policy and, therefore, unenforceable.

ITEM 16.         INDEX TO EXHIBITS.

Number	Exhibit
4.1

Indenture, dated as of November 13, 2006, by and between Inland Real Estate Corporation and LaSalle Bank National Association (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on November 16, 2006)

4.2

Registration Rights Agreement, dated November 13, 2006, by and between Inland Real Estate Corporation and the several initial purchasers for whom Wachovia Capital Markets, LLC is acting as representative (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on November 16, 2006)

4.3

Form of 4.625% Convertible Senior Note due 2026 (incorporated by reference to Exhibit 4.3 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on November 16, 2006)

5.1	Opinion of Jenner & Block LLP
5.2	Opinion of Venable LLP
8	Opinion of Shefsky & Froelich Ltd.
12	Statement of Computation of Ratios
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2	Consent of Jenner & Block LLP (included in Exhibit 5.1)
23.3	Consent of Venable LLP (included in Exhibit 5.2)
23.4	Consent of Shefsky & Froelich Ltd. (included in Exhibit 8)
24	Power of Attorney (included as part of the signature page to the Registration Statement)
25	Statement of Eligibility of Trustee

ITEM 17.         UNDERTAKINGS.

(a)           The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) above do not apply if the registration statement is on Form S-3 or F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)    each prospectus filed by the registrant pursuant to Rule 424(b)(3) will be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)   each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act will be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date will be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (‘Act’) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on February 8, 2007.

INLAND REAL ESTATE CORPORATION (Registrant)
By:	/s/ MARK E. ZALATORIS
Name:	Mark E. Zalatoris
Its:	Executive Vice President, Chief Operating Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Robert D. Parks and Mark E. Zalatoris, and each of them, with full power of substitution and full power to act without the other, such person’s true and lawful attorney-in-fact and agent to act for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ DANIEL L. GOODWIN	Director and Chairman of the Board	February 8, 2007
Daniel L. Goodwin
/s/ ROBERT D. PARKS	Director and Chief Executive Officer	February 8, 2007
Robert D. Parks	(principal executive officer)
/s/ ROLAND W. BURRIS	Director	February 8, 2007
Roland W. Burris
/s/ THOMAS P. D’ARCY	Director	February 8, 2007
Thomas P. D’Arcy
/s/ JOEL G. HERTER	Director	February 8, 2007
Joel G. Herter
/s/ HEIDI N. LAWTON	Director	February 8, 2007
Heidi N. Lawton
/s/ THOMAS H. MCAULEY	Director	February 8, 2007
Thomas H. McAuley
/s/ THOMAS R. MCWILLIAMS	Director	February 8, 2007
Thomas R. McWilliams
/s/ JOEL D. SIMMONS	Director	February 8, 2007
Joel D. Simmons
/s/ BRETT A. BROWN	Chief Financial Officer	February 8, 2007
Brett A. Brown	(principal financial and accounting officer)

EXHIBIT INDEX

Number	Exhibit
4.1

Indenture, dated as of November 13, 2006, by and between Inland Real Estate Corporation and LaSalle Bank National Association (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on November 16, 2006)

4.2

Registration Rights Agreement, dated November 13, 2006, by and between Inland Real Estate Corporation and the several initial purchasers for whom Wachovia Capital Markets, LLC is acting as representative (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on November 16, 2006)

4.3

Form of 4.625% Convertible Senior Note due 2026 (incorporated by reference to Exhibit 4.3 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on November 16, 2006)

5.1	Opinion of Jenner & Block LLP
5.2	Opinion of Venable LLP
8	Opinion of Shefsky & Froelich Ltd.
12	Statement of Computation of Ratios
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2	Consent of Jenner & Block LLP (included in Exhibit 5.1)
23.3	Consent of Venable LLP (included in Exhibit 5.2)
23.4	Consent of Shefsky & Froelich Ltd. (included in Exhibit 8)
24	Power of Attorney (included as part of the signature page to the Registration Statement)
25	Statement of Eligibility of Trustee